                                                                  EXHIBIT (d)(1)

________________________________________________________________________________


                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                      NEW ENGLAND BUSINESS SERVICE, INC.

                               PENGUIN SUB, INC.

                                      AND

                               PREMIUMWEAR, INC.

                           Dated as of May 26, 2000

________________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I    DEFINITIONS...................................................................................................   2
             Section 1.1    Definitions....................................................................................   2
                            -----------

ARTICLE II   THE OFFER.....................................................................................................   8
             Section 2.1    The Offer......................................................................................   8
                            ---------
             Section 2.2    Company Actions................................................................................  10
                            ---------------
             Section 2.3    Composition of the Board of Directors..........................................................  12
                            -------------------------------------

ARTICLE III  THE MERGER....................................................................................................  13
             Section 3.1    The Merger.....................................................................................  13
                            ----------
             Section 3.2    Conversion of Stock............................................................................  14
                            -------------------
             Section 3.3    Dissenting Stock...............................................................................  15
                            ----------------
             Section 3.4    Surrender of Certificates......................................................................  15
                            -------------------------
             Section 3.5    Payment........................................................................................  16
                            -------
             Section 3.6    No Further Rights of Transfers.................................................................  17
                            ------------------------------
             Section 3.7    Stock Option and Other Plans...................................................................  18
                            ----------------------------
             Section 3.8    Certificate of Incorporation of the Surviving Corporation......................................  18
                            ---------------------------------------------------------
             Section 3.9    By-Laws of the Surviving Corporation...........................................................  18
                            ------------------------------------
             Section 3.10   Directors and Officers of the Surviving Corporation............................................  19
                            ---------------------------------------------------
             Section 3.11   Closing........................................................................................  19
                            -------
             Section 3.12   Withholding Rights.............................................................................  19
                            ------------------
             Section 3.13   Escheat........................................................................................  19
                            -------

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................................  20
             Section 4.1    Due Organization, Good Standing and Corporate Power............................................  20
                            ---------------------------------------------------
             Section 4.2    Authorization and Validity of Agreement........................................................  20
                            ---------------------------------------
             Section 4.3    Capitalization.................................................................................  21
                            --------------
             Section 4.4    Consents and Approvals; No Violations..........................................................  22
                            -------------------------------------
             Section 4.5    Company Reports and Financial Statements.......................................................  23
                            ----------------------------------------
             Section 4.6    Absence of Certain Changes.....................................................................  24
                            --------------------------
             Section 4.7    Title to Properties; Encumbrances; Inventories; Restrictions...................................  24
                            ------------------------------------------------------------
             Section 4.8    Compliance with Laws...........................................................................  25
                            --------------------
             Section 4.9    Litigation.....................................................................................  25
                            ----------
             Section 4.10   Employee Benefit Plans.........................................................................  26
                            ----------------------
             Section 4.11   Employment Relations and Agreements............................................................  28
                            -----------------------------------

             Section 4.12   Taxes..........................................................................................  29
                            -----
             Section 4.13   Liabilities....................................................................................  32
                            -----------
             Section 4.14   Intellectual Property..........................................................................  32
                            ---------------------
             Section 4.15   Material Contracts.............................................................................  33
                            ------------------
             Section 4.16   Proxy Statement, Information Statement and Schedule TO.........................................  34
                            ------------------------------------------------------
             Section 4.17   Broker's or Finder's Fee.......................................................................  35
                            ------------------------
             Section 4.18   Environmental Laws and Regulations.............................................................  35
                            ----------------------------------
             Section 4.19   State Takeover Statutes........................................................................  36
                            -----------------------
             Section 4.20   Voting Requirements............................................................................  37
                            -------------------
             Section 4.21   Rights Agreement...............................................................................  37
                            ----------------
             Section 4.22   Year 2000......................................................................................  37
                            ---------
             Section 4.23   Books and Records..............................................................................  37
                            -----------------
             Section 4.24   Distributors, Customers or Suppliers...........................................................  38
                            ------------------------------------
             Section 4.25   Insurance......................................................................................  38
                            ---------
             Section 4.26   Product Warranty...............................................................................  40
                            ----------------
             Section 4.27   Product Liability..............................................................................  40
                            -----------------
             Section 4.28   Executive Officers; Corporate Opportunity......................................................  40
                            -----------------------------------------
             Section 4.29   Certain Business Practices.....................................................................  40
                            --------------------------
             Section 4.30   Opinion of Financial Advisor...................................................................  40
                            ----------------------------

ARTICLE V    REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB..............................................................  41
             Section 5.1    Due Organization, Good Standing and Corporate Power............................................  41
                            ---------------------------------------------------
             Section 5.2    Authorization and Validity of Agreement........................................................  41
                            ---------------------------------------
             Section 5.3    Consents and Approvals; No Violations..........................................................  42
                            -------------------------------------
             Section 5.4    Schedule 14D-9.................................................................................  42
                            --------------
             Section 5.5    Broker's or Finder's Fee.......................................................................  43
                            ------------------------
             Section 5.6    Sub's Operations...............................................................................  43
                            ----------------
             Section 5.7    Financing......................................................................................  43
                            ----------
             Section 5.8    Litigation.....................................................................................  43
                            ----------

ARTICLE VI   TRANSACTIONS PRIOR TO CLOSING DATE............................................................................  44
             Section 6.1    Access to Information Concerning Properties and Records........................................  44
                            -------------------------------------------------------
             Section 6.2    Confidentiality................................................................................  44
                            ---------------
             Section 6.3    Conduct of the Business of the Company Pending the Closing Date................................  45
                            ---------------------------------------------------------------
             Section 6.4    Company Stockholders' Meeting; Preparation of Proxy Statement; Short Form Merger...............  48
                            --------------------------------------------------------------------------------

             Section 6.5    Reasonable Best Efforts........................................................................  50
                            -----------------------
             Section 6.6    No Solicitation of Other Offers................................................................  51
                            -------------------------------
             Section 6.7    Notification of Certain Matters................................................................  53
                            -------------------------------
             Section 6.8    HSR Act........................................................................................  53
                            -------
             Section 6.9    Employee Benefits..............................................................................  55
                            -----------------
             Section 6.10   Directors' and Officers' Insurance.............................................................  56
                            ----------------------------------
             Section 6.11   Rights Agreement...............................................................................  57
                            ----------------
             Section 6.12   Public Announcements...........................................................................  57
                            --------------------
             Section 6.13   Transfer Tax...................................................................................  58
                            ------------

ARTICLE VII  CONDITIONS....................................................................................................  58
             Section 7.1    Conditions Precedent to Obligations of Parent and Sub..........................................  58
                            -----------------------------------------------------
             Section 7.2    Conditions Precedent to Obligations of the Company.............................................  59
                            --------------------------------------------------

ARTICLE VIII TERMINATION; FEES AND EXPENSES................................................................................  60
             Section 8.1    Termination....................................................................................  60
                            -----------
             Section 8.2    Effect of Termination..........................................................................  61
                            ---------------------
             Section 8.3    Fees and Expenses..............................................................................  61
                            -----------------

ARTICLE IX   MISCELLANEOUS.................................................................................................  62
             Section 9.1    Representations and Warranties.................................................................  62
                            ------------------------------
             Section 9.2    Extension; Waiver..............................................................................  62
                            -----------------
             Section 9.3    Notices........................................................................................  63
                            -------
             Section 9.4    Entire Agreement...............................................................................  64
                            ----------------
             Section 9.5    Binding Effect; Benefit; Assignment............................................................  64
                            -----------------------------------
             Section 9.6    Amendment and Modification.....................................................................  64
                            --------------------------
             Section 9.7    Further Actions................................................................................  64
                            ---------------
             Section 9.8    Headings.......................................................................................  65
                            --------
             Section 9.9    Counterparts...................................................................................  65
                            ------------
             Section 9.10   Applicable Law.................................................................................  65
                            --------------
             Section 9.11   Severability...................................................................................  65
                            ------------
             Section 9.12   Waiver of Jury Trial...........................................................................  65
                            --------------------

                         AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER, dated as of May 26, 2000 (this "Agreement"), by and among NEW ENGLAND BUSINESS SERVICE, INC., a Delaware corporation ("Parent"), PENGUIN SUB, INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and PREMIUMWEAR, INC., a Delaware corporation (the "Company").


          WHEREAS, each of the respective Boards of Directors of Parent, Sub and the Company have approved the acquisition of the Company by Parent, subject to the terms and conditions of this Agreement; and

          WHEREAS, in order to consummate such acquisition, each of the respective Boards of Directors of Parent, Sub and the Company have approved the merger of Sub with and into the Company (the "Merger"), subject to the terms and conditions of this Agreement; and

          WHEREAS, in contemplation of such acquisition, Sub shall make a tender offer (the "Offer") to purchase all of the issued and outstanding shares of common stock, par value $.01 per share, of the Company (such shares, together with any associated rights (the "Rights") issued pursuant to the Rights Agreement, dated as of July 25, 1997, by and between the Company and the Norwest Bank Minnesota, N.A. (the "Rights Agreement"), are hereinafter referred to as the "Common Stock"), for $13.50 per share (such amount, or any greater amount per share paid pursuant to the Offer, being referred to as the "Offer Price") net to the seller in cash, subject to the terms and conditions of this Agreement; and

          WHEREAS, the Board of Directors of the Company (a) has unanimously determined that the Offer and the Merger are fair to, and in the best interest of, the holders of the Common Stock, and has declared that the Offer and the Merger are advisable, (b) has unanimously approved the Offer, the Merger and this Agreement and (c) has unanimously recommended that the holders of the Common Stock accept the Offer and tender the Common Stock pursuant to the Offer and that the holders of the Common Stock approve and adopt this Agreement and the Merger;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          Section 1.1 Definitions. When used in this Agreement, the following terms shall have the respective meanings specified therefor below (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

     "Acquisition Proposal" shall mean (i) any proposal or offer from any Person relating to any direct or indirect acquisition or purchase of a substantial amount of assets of the Company or any of its Subsidiaries or of over 10% of any class of equity securities of the Company or any of its Subsidiaries, (ii) any tender offer or exchange offer that, if consummated, would result in any Person beneficially owning 10% or more of any class of equity securities of the Company or any of its Subsidiaries, (iii) any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries or (iv) any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Offer or the Merger or which could reasonably be expected to dilute materially the benefits to Parent of the transactions contemplated hereby.

     "Affiliate" of any Person shall mean any Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided that, for the purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and polices of such Person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

     "2000 Bonus Plan" shall have the meaning set forth in Section 6.9(d).

     "Agreement" shall have the meaning set forth in the preamble hereto.

     "Antitrust Authorities" shall have the meaning set forth in Section 6.8(d).

     "Antitrust Law" shall have the meaning set forth in Section 6.8(d).

     "Certificate of Merger" shall have the meaning set forth in Section 3.1(a).

     "Certificates" shall have the meaning set forth in Section 3.4(a).

     "Claims" shall have the meaning set forth in Section 4.18(b).

     "Closing" shall have the meaning set forth in Section 3.11.

     "Closing Date" shall have the meaning set forth in Section 3.11.

     "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

     "Commission" shall have the meaning set forth in Section 2.1(b).

     "Commission Filings" shall have the meaning set forth in Section 4.5.

     "Common Stock" shall have the meaning set forth in third recital hereto.

     "Company" shall have the meaning set forth in the preamble hereto.

     "Company's By-laws" shall mean the By-laws of the Company, as amended through the date hereof.

     "Company's Certificate of Incorporation" shall mean the Certificate of Incorporation of the Company, as amended through the date hereof.

     "Company Disclosure Letter" shall have the meaning set forth in Section
     4.1.

     "Company Intellectual Property" shall have the meaning set forth in Section 4.14(a).

     "Company Property" shall have the meaning set forth in Section 4.18(b).

     "Company Option Plans" shall have the meaning set forth in Section 3.7(a).

     "Company Stock Option" shall have the meaning set forth in Section 3.7(a).

     "Confidentiality Agreement" shall have the meaning set forth in Section
     6.2.

     "DGCL" shall mean the Delaware General Corporation Law.

     "Dissenting Stockholders" shall have the meaning set forth in Section 3.3.

     "Distributors, Customers or Suppliers" shall have the meaning set forth in
     Section 4.24.

     "Effective Time" shall have the meaning set forth in Section 3.1(a).

     "Environmental Claims" shall have the meaning set forth in Section 4.18(b).

     "Environmental Law" shall have the meaning set forth in Section 4.18(b).

     "ERISA" shall have the meaning set forth in Section 4.10(a).

     "ERISA Affiliate" shall have the meaning set forth in Section 4.10(a).

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "GAAP" shall mean generally accepted accounting principles of the United States of America applied on a consistent basis, as in effect from time to time.

     "Hazardous Materials" shall have the meaning set forth in Section 4.18(b).

     "HSR Act" shall have the meaning set forth in Section 4.4.

     "Information Statement" shall have the meaning set forth in Section 4.16.

     "Letter of Transmittal" shall have the meaning set forth in Section 2.1(b).

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Material Adverse Effect", with respect to any Person, shall mean a material adverse effect on (i) the ability of such Person to perform its obligations under this Agreement or to consummate the transactions contemplated hereby or (ii) the business, properties, assets, liabilities, prospects, results of operations or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole. For purposes of determining whether there has been a Material Adverse Effect, the effect of changes in economic or market conditions affecting a Person's industry generally on the business, properties, assets, liabilities, prospects, results of operations or condition (financial or otherwise) of such Person and its Subsidiaries shall be disregarded.

     "Material Systems" shall have the meaning set forth in Section 4.22.

     "Merger" shall have the meaning set forth in the second recital hereto.

     "Merger Consideration" shall have the meaning set forth in Section 3.2(a).

     "Minimum Condition" shall have the meaning set forth in Annex A.

     "Offer" shall have the meaning set forth in the third recital hereto.

     "Offer Documents" shall have the meaning set forth in Section 2.1(b).

     "Offer Price" shall have the meaning set forth in the third recital hereto.

     "Offer to Purchase" shall have the meaning set forth in Section 2.1(b).

     "Parent" shall have the meaning set forth in the preamble hereto.

     "Parent Credit Agreement" shall have the meaning set forth in Section 5.7.

     "Parent Welfare Plan" shall have the meaning set forth in Section 6.9(c).

     "Paying Agent" shall have the meaning set forth in Section 3.4(a).

     "Payment Fund" shall have the meaning set forth in Section 3.5.

     "Permits" shall have the meaning set forth in Section 4.8(b).

     "Permitted Investments" shall have the meaning set forth in Section 3.5.

     "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a group and a government or other department or agency thereof.

     "Plans" shall have the meaning set forth in Section 4.10(a).

     "Preferred Stock" shall have the meaning set forth in Section 4.3.

     "Pre-Closing Period" shall have the meaning set forth in Section 4.12(b).

     "Proxy Statement" shall have the meaning set forth in Section 4.16.

     "Release" shall have the meaning set forth in Section 4.18(b).

     "Representatives" shall have the meaning set forth in Section 6.6(a).

     "Returns" shall have the meaning set forth in Section 4.12(a).

     "Rights" shall have the meaning set forth in the third recital hereto.

     "Rights Agreement" shall have the meaning set forth in the third recital hereto.

     "Schedule TO" shall have the meaning set forth in Section 2.1(b).

     "Schedule 14D-9" shall have the meaning set forth in Section 2.2(c).

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Series B Preferred Stock" shall have the meaning set forth in Section 4.3(a).

     "Stockholders' Meeting" shall have the meaning set forth in Section 6.4(a).

     "Stock Option Consideration" shall have the meaning set forth in 3.7(a).

     "Sub" shall have the meaning set forth in the preamble hereto.

     "Subsidiary" with respect to a Person, shall mean and include (x) any partnership of which such Person or any of its Subsidiaries is a general partner or (y) any other entity in which such Person or any of its Subsidiaries owns or has the power to vote 50% or more of the equity interests in such entity having general voting power to participate in the election of the governing body of such entity.

     "Superior Proposal" shall mean a bona fide proposal made by a third party to acquire all of the Common Stock pursuant to a tender offer or a merger or to acquire all of the properties and assets of the Company on terms and conditions which a majority of the members of the Board of Directors of the Company determines in its good faith, based on the written advice of an independent outside nationally recognized financial advisor and taking into account all the terms and conditions of such proposal (including, without limitation, any expense reimbursement provisions, termination fees and conditions to consummation) to be more favorable to the Company and its stockholders than the transactions contemplated hereby.

     "Surviving Corporation" shall have the meaning set forth in Section 3.1(b).

     "Taxes" shall have the meaning set forth in Section 4.12(a).

     "Tender Offer Conditions" shall have the meaning set forth in Section
     2.1(a).

     "Termination Date" shall have the meaning set forth in Section 8.1(c).

     "Trademarks" shall have the meaning set forth in Section 4.14(a).

     "Transfer Taxes" shall have the meaning set forth in Section 6.13.

     A "Triggering Event" shall be deemed to have occurred if: (i) the Company, any of its Affiliates or any Representative violates any of the requirements or restrictions in Section 6.6; (ii) the Company's Board of Directors approves or recommends to the Company's stockholders any Acquisition Proposal or Superior Proposal; (iii) the Company enters into any agreement, letter of intent or similar document contemplating or otherwise relating to any Acquisition Proposal or Superior Proposal; (iv) the Company's Board of Directors fails to reaffirm its determination that the Offer and the Merger are fair to, and in the best interests of, the Company's stockholders or fails to reaffirm its recommendation of acceptance of the Offer and approval and adoption of this Agreement and the Merger by the stockholders of the

     Company within six business days after Parent requests in writing that such recommendation or determination be reaffirmed; (v) an Acquisition Proposal is publicly announced and the Company fails to issue a press release announcing its opposition to such Acquisition Proposal within six business days after such Acquisition Proposal is announced; or (vi) if any condition contained on Annex A hereto, other than solely the financing condition set forth in clause (4) of Annex A, shall not have been satisfied by the expiration date of the Offer and on or prior to such date (A) an Acquisition Proposal shall have been made or publicly announced or (B) it shall have been publicly disclosed, or the Parent or Sub shall have otherwise learned, that beneficial ownership (determined for the purposes of this clause (vi) as set forth in Rule 13d-3 under the Exchange Act) of 15% or more of the Common Stock has been acquired by any Person or group (as defined in Section 13(d)(3) under the Exchange Act).

     "WARN" shall have the meaning set forth in Section 4.11.

                                   ARTICLE II

                                   THE OFFER
                                   ---------

          Section 2.1  The Offer.
                       ---------

          (a) Provided that this Agreement shall not have been terminated in accordance with Article VIII hereof and so long as none of the events set forth in Annex A hereto (the "Tender Offer Conditions") shall have occurred and be existing, on or prior to June 9, 2000, Parent and Sub shall, and Parent shall cause Sub to, commence (within the meaning of Rule 14d-2 promulgated under the Exchange Act) the Offer at the Offer Price. The obligations of Sub to accept for payment and to pay for any Common Stock tendered shall be subject only to the Tender Offer Conditions and to the terms and conditions of this Agreement. The Tender Offer Conditions are for the sole benefit of Parent and Sub and may be asserted by Parent and Sub regardless of the circumstances giving rise to any such Tender Offer Conditions and may be waived by Parent and Sub in whole or in part, in their sole discretion; provided, however, that Sub shall not waive the Minimum Condition (as defined in Annex A) without the prior written consent of the Company. Parent and Sub expressly reserve the right to modify the terms of the Offer, including, without limitation, to extend the Offer beyond any scheduled expiration date but in no event beyond the Termination Date; provided, however, that Sub shall not, without the prior written consent of the Company, (i) reduce the number of shares of Common Stock to be purchased in the Offer, (ii) reduce the Offer Price, (iii) impose additional conditions to the Offer, (iv) change the form of consideration payable in the Offer or (v) make any other change to the terms of the Offer which is materially adverse to the holders of Common Stock. Assuming prior satisfaction or waiver of the conditions to the Offer, Sub shall accept for payment all of the shares of Common Stock which are validly tendered and not withdrawn on or prior to the expiration of the Offer; provided, however, that Sub may from time to time extend the expiration date of the Offer up to the Termination Date.

          (b) The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") subject to the Tender Offer Conditions. As soon as reasonably practicable on the date the Offer is commenced, Parent and Sub shall file with the Securities and Exchange Commission (the "Commission") a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, the "Schedule TO") with respect to the Offer. The Schedule TO shall contain (included as an exhibit) or shall incorporate by reference the Offer to Purchase, a form of the related letter of transmittal (the "Letter of Transmittal") and a summary advertisement, as well as all other documents, information and exhibits required by law (which Schedule TO, Offer to Purchase, Letter of Transmittal and such other documents, information and exhibits, together with any supplements or amendments thereto, are referred to herein collectively as the "Offer Documents"). Parent and Sub represent and warrant to the Company that the Schedule TO shall comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the Commission and the date first published, sent or given to the holders of the Common Stock, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent or Sub with respect to any information supplied by the Company in writing for inclusion in the Schedule TO. Each of the Company, on the one hand, and Parent and Sub, on the other hand, agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that the Offer Documents shall be, or have become, false or misleading in any material respect, and Parent and Sub further agree to take all steps necessary to cause the Schedule TO as so corrected to be filed with the Commission and the other Offer Documents as so corrected to be disseminated to holders of the Common Stock, in each case as and to the extent required by applicable federal securities laws. Parent and Sub shall provide the Company and its counsel with copies of the Offer Documents prior to filing them with the Commission and with copies of any written comments Parent and Sub or their counsel may receive from the Commission or its staff with respect to the Offer Documents promptly after the receipt of such comments and shall provide the Company and its counsel an opportunity to participate in the response of Parent or Sub to such comments, including by participating with Parent and Sub or their counsel in any discussions with the Commission or its staff.

          Section 2.2  Company Actions.
                       ---------------

          (a) The Company hereby consents to the Offer and the Merger and represents and warrants to Parent and Sub that its Board of Directors (at a meeting duly called and held) has unanimously: (i) determined that each of the Offer and the Merger is fair to, and in the best interest of, the holders of the Common Stock and declared that the Offer and the Merger are advisable; (ii) approved the Offer, the Merger and this Agreement in accordance with the provisions of the DGCL; (iii) recommended acceptance of the Offer and approval and adoption of this Agreement by the stockholders of the Company; (iv) taken all other action necessary to render (A) Section 203 of the DGCL and other state takeover statutes and (B) the Rights Agreement inapplicable to the Offer, the Merger and this Agreement and the transactions contemplated hereby and thereby; and (v) designated the date immediately preceding the date on which shares of Common Stock are first accepted for payment pursuant to the Offer as the date until which Section 1(b) of Article V of the Company's Certificate of Incorporation is operative, the effect of which is to render Article V of the Company's Certificate of Incorporation inapplicable to the Offer, the Merger, this Agreement and the transactions contemplated hereby.

          (b) The Company hereby represents and warrants to Parent and Sub that Peter J. Solomon Company Limited has delivered to the Board of Directors of the Company its opinion that the consideration to be received by the holders of the Common Stock, other than Parent and any direct or indirect Subsidiary of Parent (including Sub), pursuant to the Offer and the Merger is fair to such holders of the Common Stock from a financial point of view, subject to the assumptions and qualifications contained in such opinion and a complete and correct executed copy of such opinion has been, or promptly upon receipt thereof will be, delivered to Parent. The Company has been authorized by Peter J. Solomon Company Limited to permit inclusion of such fairness opinion (or a reference thereto) in the Offer Documents and the Schedule 14D-9.

          (c) The Company shall file with the Commission, as soon as practicable on the date of the commencement of the Offer, a Solicitation/ Recommendation Statement on Schedule 14D-9, (together with all amendments and supplements thereto, the "Schedule l4D-9"), containing the recommendations, opinion and references thereto referred to in Sections 2.2(a) and 2.2(b) and shall disseminate the Schedule 14D-9 as required by Rule 14d-9 under the Exchange Act. Parent and Sub and their counsel shall be given the opportunity to review and comment upon the Schedule l4D-9 prior to its filing with the Commission. The Company represents and warrants to Parent and Sub that the
Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and any other applicable laws and, on the date filed with the Commission and on the date first published, sent or given to the holders of Common Stock, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to any information about the Parent or Sub supplied by Parent or Sub in writing for inclusion in the Schedule 14D-9. Each of the Company, on the one hand, and Parent and Sub, on the other hand, agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that the
Schedule 14D-9 shall be, or have become, false or misleading in any material respect and the Company further agrees to take all steps necessary to cause the
Schedule 14D-9 as so corrected to be filed with the Commission and to be disseminated to holders of the Common Stock, in each case as and to the extent required by applicable federal securities laws. The Company shall provide Parent and its counsel with copies of the Schedule 14D-9 prior to filing it with the Commission and with copies of any written comments the Company or its counsel may receive from the Commission or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments and shall provide Parent and its counsel an opportunity to participate in the response of the Company to such comments, including by participating with the Company and its counsel in any discussions with the Commission or its staff.

          (d) In connection with the Offer, upon request of Parent, the Company shall promptly furnish Sub with mailing labels, security position listings and any available listing or computer list containing the names and addresses of the record holders of the Common Stock as of the most recent practicable date and shall furnish Sub with such additional information (including, but not limited to, updated lists of holders of the Common Stock and their addresses, mailing labels and lists of security positions) and such other assistance as Sub or its agents may reasonably request in communicating the Offer to the holders of the Common Stock. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent and its Affiliates shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the Merger and, if this Agreement is terminated, shall deliver to the Company all copies of such information in their possession. The Company represents and warrants to Parent and Sub that it has been advised that each of its directors and executive officers intends to tender pursuant to the Offer all the Common Stock owned of record and beneficially by him or her except to the extent such tender would violate applicable securities laws.

          Section 2.3  Composition of the Board of Directors.
                       -------------------------------------

          (a) Promptly upon the acceptance for payment of, and payment by Sub for, shares of Common Stock equal to at least 51% of the outstanding shares of Common Stock entitled to vote on any matter at a meeting of the stockholders of the Company pursuant to the terms of the Offer, Sub shall be entitled to designate up to such number of directors on the Board of Directors of the Company, rounded up to the next whole number, as will give Sub, subject to compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, representation on the Board of Directors of the Company equal to at least that number of directors which equals the product of the total number of directors on the Board of Directors of the Company (including not less than two directors who are directors as of the date hereof and giving effect to the directors elected pursuant to this sentence) multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock beneficially owned by Sub and Parent and the denominator of which shall be the number of shares of Common Stock then outstanding, and the Company and its Board of Directors shall, at such time, take any and all such action needed to cause Sub's designees to be appointed to the Board of Directors of the Company in such class of directors as shall ensure the longest possible term for such designee as a member of the Board of Directors of the Company, including, without limitation, increasing the size of the Board of Directors of the Company (subject to the limitations set forth in the Company's Certificate of Incorporation and the Company's By-Laws) and using its reasonable efforts to secure the resignation of directors. Subject to applicable law, the Company shall take all action requested by Parent which is reasonably necessary to effect any such election, including mailing to its stockholders an Information Statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and the

Company agrees to make such mailing with the mailing of the Schedule 14D-9 so long as Sub shall have provided to the Company on a timely basis all information required to be included in such Information Statement with respect to Sub's designees. Parent and Sub shall be solely responsible for any information with respect to either of them and their nominees, officers, directors and Affiliates required by Section 14(f) and Rule 14f-1.

          (b) Following the election or appointment of Sub's designees pursuant to Section 2.3(a) and prior to the Effective Time, any amendment or termination of this Agreement or the Company's Certificate of Incorporation or Company's By-Laws, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent and Sub or waiver of any of the Company's rights hereunder, and any other consent or action by the Board of Directors of the Company hereunder, shall require the concurrence of a majority of the directors of the Company then in office who were also directors on the date hereof.

                                  ARTICLE III

                                  THE MERGER
                                  ----------

          Section 3.1  The Merger.
                       ----------

          (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, a certificate of merger (the "Certificate of Merger") shall be duly prepared, executed and acknowledged by Sub and the Company in accordance with the DGCL and shall be filed with the Secretary of State of Delaware as provided in Section 251 of the DGCL or, as provided in Section 253 of the DGCL, if Sub shall have acquired at least 90% of the issued and outstanding shares of Common Stock. The Merger shall become effective upon the filing of the Certificate of Merger (or at such later time reflected in such Certificate of Merger as shall be agreed to by Parent and the Company). The date and time when the Merger shall become effective is hereinafter referred to as the "Effective Time."

          (b) At the Effective Time, upon and subject to the terms and conditions of this Agreement, Sub shall be merged with and into the Company and the separate corporate existence of Sub shall cease, and the Company shall continue as the surviving corporation under the laws of the State of Delaware under the name of "PremiumWear, Inc." (the "Surviving Corporation").

          (c) From and after the Effective Time, the Merger shall have the effects set forth in Section 259(a) of the DGCL.

          (d) If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise the Surviving Corporation's right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or otherwise to effect the transactions contemplated by this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either of the constituent corporations of the Merger, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out the intent of this Agreement.

          Section 3.2  Conversion of Stock.  At the Effective Time:
                       -------------------

          (a) Each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) any shares of Common Stock which are held by any Subsidiary of the Company or in the treasury of the Company, or which are held, directly or indirectly, by Parent or any direct or indirect Subsidiary of Parent (including Sub), all of which shall cease to be outstanding and be canceled and retired and none of which shall receive any payment with respect thereto and (ii) shares of Common Stock held by Dissenting Stockholders) shall, by virtue of the Merger and without any action on the part of the Company, Parent, Sub or the holder thereof, forthwith cease to exist and be converted into and represent the right to receive the Offer Price in cash, without interest (the "Merger Consideration"): and

          (b) Each share of common stock, par value $0.01 per share, of Sub then issued and outstanding shall, by virtue of the Merger and without any action on the part of the Company, Parent, Sub or the holder thereof, become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          Section 3.3    Dissenting Stock.  Notwithstanding anything contained
                         ----------------
in this Agreement to the contrary, but only to the extent required by the DGCL, shares of Common Stock that are issued and outstanding immediately prior to the Effective Time and are held by holders of Common Stock who comply with all the provisions of the law of the State of Delaware concerning the right of holders of Stock to dissent from the Merger and require appraisal of their shares of Common Stock (such holders, "Dissenting Stockholders") shall not be converted into the right to receive the Merger Consideration but shall become the right to receive such consideration as may be determined to be due such Dissenting Stockholder pursuant to the law of the State of Delaware; provided, however, that if any Dissenting Stockholder who demands appraisal of such holder's shares under DGCL shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon, and such holder shall no longer be a Dissenting Stockholder. The Company shall give Parent and Sub (x) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other related instruments received by the Company, and (y) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal. The Company shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of Parent, settle or offer to settle any demand.

          Section 3.4    Surrender of Certificates.
                         -------------------------

          (a) Prior to the Effective Time, Parent shall designate a bank or trust company located in the United States to act as paying agent (the "Paying Agent") for the stockholders of the Company in connection with the Merger to receive in trust funds to make the payments contemplated by Section 3.2. As soon as practicable after the Effective Time, Parent shall cause the Paying Agent to mail and/or make available to each holder of a certificate theretofore evidencing shares of Common Stock (other than those which are held by any Subsidiary of the Company or in the treasury of the Company or which are held directly or indirectly by Parent or any direct or indirect Subsidiary of Parent (including Sub)) a notice and letter of transmittal advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Paying Agent such certificate or certificates which immediately prior to the Effective Time represented outstanding Common Stock (the "Certificates") in exchange for the Merger Consideration deliverable in respect thereof pursuant to this Article III. Upon the surrender for cancellation to the Paying Agent of such Certificates, together with a letter of transmittal, duly executed and completed in accordance with the instructions thereon, and any other items specified by the letter of transmittal, the Paying Agent shall promptly pay to the Person entitled thereto the Merger Consideration deliverable in respect thereof. Until so surrendered, each Certificate shall be deemed, for all corporate purposes, to evidence only the right to receive upon such surrender the Merger Consideration deliverable in respect thereof to which such Person is entitled pursuant to this Article III. No interest shall be paid or accrued in respect of such cash payments.

          (b) If the Merger Consideration (or any portion thereof) is to be delivered to a Person other than the Person in whose name the Certificates surrendered in exchange therefor are registered, it shall be a condition to the payment of the Merger Consideration that the Certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the Person requesting such transfer pay to the Paying Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Paying Agent that such taxes have been paid or are not required to be paid.

          (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Article III; provided, however, that the Person to whom the Merger Consideration is paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a bond in such sum as it may direct or otherwise indemnify the Surviving Corporation in a manner satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

          Section 3.5    Payment.  Concurrently with or immediately prior to the
                         -------
Effective Time, Sub shall deposit in trust with the Paying Agent cash in United States dollars in an aggregate amount equal to the product of (i) the number of shares of Common Stock outstanding immediately prior to the Effective Time (other than shares of Common Stock which are held by any Subsidiary of the Company or in the treasury of the Company or which are held directly or indirectly by Parent or any direct or indirect Subsidiary of Parent (including
Sub) or a Person known at the time
of such deposit to be a Dissenting Stockholder) and (ii) the Merger Consideration (such amount being hereinafter referred to as the "Payment Fund"). The Payment Fund shall be invested by the Paying Agent as directed by Sub in direct obligations of the United States, obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest, commercial paper of an issuer organized under the laws of a state of the United States rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Ratings Group or certificates of deposit, bank repurchase agreements or bankers' acceptances of a United States commercial bank having at least $1,000,000,000 in assets (collectively, "Permitted Investments") or in money market funds which are invested in Permitted Investments, and any net earnings with respect thereto shall be paid to Sub as and when requested by Sub. The Paying Agent shall, pursuant to irrevocable instructions, pay the Merger Consideration referred to in Section 3.2(a) hereof out of the Payment Fund. The Payment Fund shall not be used for any other purpose. Promptly following the first anniversary of the Effective Time, the Paying Agent shall return to the Surviving Corporation all cash, certificates and other instruments in its possession that constitute any portion of the Payment Fund, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Consideration, without interest, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under applicable law. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to any stockholder of the Company for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

          Section 3.6    No Further Rights of Transfers.  At and after the
                         ------------------------------
Effective Time, each stockholder of the Company shall cease to have any rights as a stockholder of the Company, except for, in the case of a holder of a Certificate (other than Certificates representing shares of Common Stock to be canceled pursuant to Section 3.2(a) hereof or held by Dissenting Stockholders), the right to surrender his or her Certificate in exchange for payment of the Merger Consideration or, in the case of a Dissenting Stockholder, to perfect his or her right to receive payment for his or her shares pursuant to the laws of the State of Delaware if such holder has validly perfected and not withdrawn or otherwise lost his or her right to receive payment for his or her shares, and no transfer of shares of Stock shall be made on the stock transfer books of the Surviving Corporation. Certificates presented to the Surviving Corporation after the Effective Time shall be canceled and exchanged for cash as provided in this Article III. At the close of business on the day of the Effective Time the stock ledger of the Company shall be closed.

          Section 3.7  Stock Option and Other Plans.
                       ----------------------------

          (a) Immediately following the Effective Time, each outstanding option to purchase shares of Common Stock (each, a "Company Stock Option") granted under any stock option plan, program or agreement to which the Company or any of its Subsidiaries is a party (collectively, the "Company Option Plans") which is outstanding immediately prior to the Effective Time, whether or not then exercisable, shall be canceled and the holder thereof shall be entitled to receive from Parent an amount (the "Stock Option Consideration") in cash equal to the excess of (i) the product of (A) the excess, if any, of (x) the Offer Price over (y) the per share exercise price of such Company Stock Option multiplied by (B) the number of shares of Common Stock subject to such Company Stock Option over (ii) any federal or state income tax or employment tax withholding required under the Code.

         (b) To the extent necessary or required by the terms of the Company Option Plans or pursuant to the terms of any Company Stock Option granted thereunder, the Company shall use its reasonable best efforts to obtain the consent of each holder of outstanding Company Stock Options to the foregoing treatment of such Company Stock Options. The Company agrees to amend, prior to the Effective Time, each of the Company Option Plans to the extent necessary to permit the transactions contemplated by this Agreement.

          Section 3.8    Certificate of Incorporation of the Surviving
                         ---------------------------------------------
Corporation. The Certificate of Incorporation of Sub, as in effect immediately
-----------
prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, except that from and after the Effective Time Article I of the Certificate of Incorporation of the Surviving Corporation will read in its entirety as follows:

          The name of the corporation is "PremiumWear, Inc.".

          Section 3.9    By-Laws of the Surviving Corporation.  The By-Laws of
                         ------------------------------------
Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation.

          Section 3.10   Directors and Officers of the Surviving Corporation.
                         ---------------------------------------------------
At the Effective Time, the directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Certificate of Incorporation and By-Laws of the Surviving Corporation, until the next annual stockholders' meeting of the Surviving Corporation and until their respective successors shall be duly elected or appointed and qualified. At the Effective Time, the officers of the Company immediately prior to the Effective Time shall, subject to the applicable provisions of the Certificate of Incorporation and By-Laws of the Surviving Corporation, be the officers of the Surviving Corporation until their respective successors shall be duly elected or appointed and qualified.

          Section 3.11   Closing.  The Merger (the "Closing") shall take place
                         -------
at 10:00 A.M. at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, Massachusetts 02108 as soon as practicable, but in any event within three (3) business days after the last of the conditions set forth in Article VII hereof is satisfied or waived or at such other time and date as the parties hereto shall agree in writing. Such date is herein referred to as the "Closing Date".

          Section 3.12   Withholding Rights.  Parent shall be entitled to deduct
                         ------------------
and withhold, or cause to be deducted or withheld, from the consideration otherwise payable pursuant to this Agreement to any holder of Common Stock or Company Stock Options such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of applicable state, local or foreign Tax law. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holders in respect of which such deduction and withholding was made.

          Section 3.13   Escheat.  Neither Parent, Sub nor the Company shall be
                         -------
liable to any Person for funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

          The Company hereby represents and warrants to Parent and Sub as follows:

          Section 4.1    Due Organization, Good Standing and Corporate Power.
                         ---------------------------------------------------
The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing has not had, and could not reasonably be expected to have, a Material Adverse Effect on the Company. All such jurisdictions are identified on Schedule 4.1 of the Company's disclosure letter (the "Company Disclosure Letter") delivered concurrently with the delivery of this Agreement. The Company has, prior to the date of this Agreement, made available to Parent complete and correct copies of the Company's Certificate of Incorporation and Company's By-Laws and the comparable governing documents of each of its material Subsidiaries, in each case as amended and in full force and effect as of the date of this Agreement. Other than as set forth on Schedule 4.1 of the Company's Disclosure Letter, the respective Certificates of Incorporation and By-Laws or other organizational documents of the Subsidiaries of the Company do not contain any provision limiting or otherwise restricting the ability of the Company to control its Subsidiaries.

          Section 4.2    Authorization and Validity of Agreement.  The Company
                         ---------------------------------------
has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company, and the consummation by it of the transactions contemplated hereby, have been duly authorized and approved by its Board of Directors and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby (other than, if required by the DGCL, the approval of this Agreement by the stockholders of the Company and the filing of appropriate merger documents as required by the DGCL). This Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          Section 4.3    Capitalization.
                         --------------

          (a) The authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock and (ii) 1,000,000 shares of preferred stock, without par value ("Preferred Stock"), of which 75,000 shares are designated Series B Junior Participating Preferred Stock (the "Series B Preferred Stock"). As of May 26, 2000, (i) 2,567,485 shares of Common Stock were issued and outstanding, (ii) 993,500 shares of Common Stock were reserved for issuance under the Company's Stock Option Plans, of which 382,775 shares of Common Stock underlie outstanding Company Stock Options, (iii) 75,000 shares of Series B Preferred Stock were reserved for issuance pursuant to the Rights Agreement,
(iv) 50,000 shares of Common Stock were held by the Company in its treasury and
(v) no shares of Preferred Stock were held by the Company in its treasury. All issued and outstanding shares of capital stock of the Company and each of its Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to, nor were issued in violation of, any preemptive rights and all of outstanding shares of capital stock of each of the Subsidiaries of the Company are owned, of record and beneficially, by the Company or its Subsidiaries free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, restrictions, charges and other encumbrances or restrictions of any nature whatsoever.

          (b) Except as set forth on Schedule 4.3(b) of the Company Disclosure Letter, there are no outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to shares of capital stock of the Company or any of its Subsidiaries, pursuant to which the Company or any of its Subsidiaries is or may become obligated to issue shares of its capital stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of the capital stock of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has authorized or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or are convertible or exchangeable into or exercisable for securities the holders of which have the right to vote) with the stockholders of such Person on any matter.

          (c) Schedule 4.3(c) of the Company Disclosure Letter lists all of the Company's Subsidiaries. Except as set forth on Schedule 4.3(c) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any capital stock or other equity, ownership or proprietary interest in any Person (other than any Subsidiary of the Company).

          (d) Except as set forth on Schedule 4.3(d) of the Company Disclosure Letter, there are no restrictions of any kind which prevent or restrict the payment of dividends by the Company or any of its Subsidiaries.

          Section 4.4    Consents and Approvals; No Violations.  Assuming (a)
                         -------------------------------------
the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), are made and the waiting period thereunder has been terminated or has expired, (b) the requirements of the Exchange Act relating to the Proxy Statement or Information Statement, if any, and the Offer are met, (c) the filing of the Certificate of Merger and other appropriate merger documents, if any, as required by the DGCL, are made and (d) approval and adoption of the Merger and this Agreement by the stockholders of the Company, if required by the DGCL, is received, the execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby will not: (i) violate or conflict with any provision of the Company's Certificate of Incorporation or the Company's By-Laws, or the comparable governing documents of any of its Subsidiaries; (ii) violate or conflict with any statute, ordinance, rule, regulation, judgment, injunction, order or decree of any court or of any federal, state or local, or to the best knowledge of the Company, foreign governmental or regulatory body, agency or authority applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets may be bound; (iii) require any filing with, or any permit, consent or approval of, or the giving of any notice to, any federal, state, local or foreign governmental or regulatory body, agency or authority; or (iv) except as set forth on Schedule 4.4 of the Company Disclosure Letter, require any consent, approval or notices under, result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, or give rise to any obligation, right of termination, cancellation, acceleration, right of first refusal or increase of any obligation or a loss of a material benefit under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, contract, lease, franchise agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which any such Person or any of its properties or assets are bound; except in the case of clause (iv), for such consents or approvals the failure of which to obtain, notices the failure of which to give or violations, breaches, conflicts or defaults that, would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on the Company.

          Section 4.5    Company Reports and Financial Statements.  Since
                         ----------------------------------------
January 3, 1998, the Company and each of its Subsidiaries has filed all forms, reports, schedules, statements, registration statements and other documents with the Commission required to be filed by it pursuant to the federal securities laws and the Commission rules and regulations thereunder, and all forms, reports, schedules, statements, registration statements and other documents filed with the Commission by the Company and its Subsidiaries have complied in all material respects with all applicable requirements of the federal securities laws and the Commission rules and regulations promulgated thereunder. The Company has, prior to the date of this Agreement, made available to Parent true and complete copies of all forms, reports, schedules, statements, registration statements and other documents filed by the Company and its Subsidiaries with the Commission since January 3, 1998, (such forms, reports, schedules, statements, registration statements and other documents, together with any exhibits, any amendments thereto and information incorporated by reference therein, are sometimes collectively referred to as the "Commission Filings"). As of their respective dates, the Commission Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets, consolidated statements of operations, consolidated statements of shareholders' equity and consolidated statements of cash flows of the Company and its consolidated Subsidiaries contained in the Commission Filings were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and present fairly in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and changes in cash flows for the periods then ended.

          Section 4.6    Absence of Certain Changes.  Except as set forth on
                         --------------------------
Schedule 4.6 of the Company Disclosure Letter, since January 1, 2000: (a) there has not occurred any event, change, effect, fact, circumstance or other occurrence which has had, or which could reasonably be expected to have, a Material Adverse Effect on the Company; (b) the businesses of the Company and each of its Subsidiaries have been conducted only in the ordinary course; (c) neither the Company nor any of its Subsidiaries has engaged in any material transaction or entered into any material agreement outside the ordinary course of business; (d) neither the Company nor any of its Subsidiaries has increased the compensation of any of its respective officers or granted any general salary or benefits increase to any of its respective employees, other than in the ordinary course of business; and (e) neither the Company nor any of its Subsidiaries has taken any action which would have required the consent of Parent under Section 6.3 if such action were taken after the date hereof.

          Section 4.7    Title to Properties; Encumbrances; Inventories;
                         -----------------------------------------------
Restrictions.
------------

          (a) The Company and each of its Subsidiaries has good, valid and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, (i) all of its tangible properties and assets (real and personal), including, without limitation, all the properties and assets reflected in the consolidated balance sheet of the Company as of April 1, 2000 contained in the Commission Filings except as indicated in the notes thereto and except for properties and assets reflected in the consolidated balance sheet of the Company as of April 1, 2000 contained in the Commission Filings which have been sold or otherwise disposed of in the ordinary course of business after such date and (ii) all the tangible properties and assets purchased by the Company and any of its Subsidiaries since April 1, 2000, except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business, in each case subject to no encumbrance, lien, security interest, pledge, option, right of first refusal, charges or other restriction of any kind or character, except for (A) liens reflected in the consolidated financial statements as of April 1, 2000 (or in the notes thereto) contained in the Commission Filings, (B) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by the Company or any of its Subsidiaries in the operation of its respective business, (C) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent and (D) such encumbrances, liens, charges or other restrictions which have not had, and which could not reasonably be expected to have, a Material Adverse Effect on the Company.

          (b) The inventory of the Company and its consolidated Subsidiaries consists of raw materials, work in process and finished goods reasonably expected to be used in the ordinary course of their respective businesses, subject only to any reserve for inventory write-down as reflected in the consolidated balance sheet of the Company as of April 1, 2000 contained in the Commission Filings.

          (c) Except as set forth on Schedule 4.7(c) of the Company Disclosure Letter, no agreement, understanding or commitment to which the Company or any of its Subsidiaries is a party, or by which such Person or any of its properties are bound, restrains, limits or impedes the Company's or any of its Subsidiaries' ability to compete with or conduct any business or line of business, including but not limited to, geographic limitations on the Company's or any of its Subsidiaries' activities.

          Section 4.8    Compliance with Laws.
                         --------------------

          (a) The Company and its Subsidiaries are in compliance in all material respects with all applicable federal, state and local, and, to the best knowledge of the Company, foreign, statutes, ordinances, laws, rules, regulations, orders, judgments and decrees. Schedule 4.8 of the Company Disclosure Letter sets forth all codes of conduct regarding the production of goods in foreign jurisdictions that the Company or any of its Subsidiaries requires their respective manufacturers and suppliers to honor.

          (b) The Company and its Subsidiaries hold, to the extent legally required, all federal, state and local, and, to the best knowledge of the Company, foreign, permits, approvals, licenses, authorizations, certificates, rights, exemptions and orders from governmental authorities (the "Permits") that are material to and required for the operation of the business of the Company its Subsidiaries as now conducted, and there has not occurred any default under any such Permit.

          Section 4.9    Litigation.  Except as set forth on Schedule 4.9 of the
                         ----------
Company Disclosure Letter, there is no action, suit, claim or proceeding, at law or in equity, or any arbitration or any administrative or other proceeding by or before (or to the best knowledge of the Company any investigation by) any governmental or other instrumentality or agency, pending, or, to the best knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, or any of their respective properties or rights. There are no such suits, actions, claims, proceedings or investigations pending or, to the best knowledge of the Company, threatened, seeking to prevent or challenging the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries is subject to any judgment, injunction, order or decree entered in any lawsuit or proceeding which has had, or which could reasonably be expected to have, a Material Adverse Effect on the Company.

          Section 4.10   Employee Benefit Plans.
                         ----------------------

          (a) Schedule 4.10(a) of the Company Disclosure Letter contains a true and complete list of: (i) each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; (ii) each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); (iii) each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); (iv) each employment, termination, retention, "hold in place" or change in control or other severance agreement; and (v) each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, or to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of the Company or any of its Subsidiaries (collectively, the "Plans"). Except as set forth on Schedule 4.10(a) of the Company Disclosure Letter, no Plan is subject to Section 302 or Title IV of ERISA or Section 412 of the Code and neither the Company nor any ERISA Affiliate has sponsored, maintained, contributed to or been required to contribute to any such plan within the past 6 years prior to the date hereof. Neither the Company nor any ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Plan that would affect any employee or former employee of the Company or any of its Subsidiaries.

          (b) With respect to each Plan, the Company has heretofore delivered or made available to Parent true and complete copies of each of the follow ing documents: (i) a copy of the Plan and any amendments thereto (or if the Plan is not a written Plan, a description thereof); (ii) a copy of the two most recent annual re ports and actuarial reports, if required under ERISA, and the most recent report, if any, prepared with respect thereto in accordance with Statement of Financial Ac counting Standards Nos. 87 and 106; (iii) a copy of the most recent Summary Plan Description required under ERISA with respect thereto; (iv) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements, or other accounting, if any, thereof; and (v) the most recent determination letter received from the IRS with respect to each Plan intended to qualify under Section 401 of the Code.

          (c) No liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability.

          (d) All contributions required to be made with respect to any Plan on or prior to the Effective Time have been timely made or if not required to be paid are set forth in the consolidated balance sheet of the Company as of April 1, 2000 contained in the Commission Filings.

          (e) Neither the Company nor any of its Subsidiaries, or any Plan or any trust created thereunder, nor to the best knowledge of the Company any trustee or administrator thereof, has engaged in a transaction in connection with which the Company or any of its Subsidiaries, any Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust could be subject to either a civil penalty assessed pursuant to
Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

          (f) Each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code. There are no pending, or to the best knowledge of the Company threatened or anticipated, claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan or otherwise involving any such Plan (other than routine claims for benefits).

          (g) Each Plan intended to be "qualified" within the meaning of Section 401(a) of the Code complies in all material respects with the applicable requirements of the Code, except with respect to any amendments required to be made to such Plan for which the remedial amendment period under Section 401(b) of the Code has not expired as of the Effective Date and the trusts maintained thereunder comply in all material respects with the requirements of Section 501(a) of the Code. Each Plan intended to satisfy the requirements of Section 501(c)(9) has complied in all material respects with such requirements.

          (h) Except as set forth on Schedule 4.10(h) of the Company Disclosure Letter, no Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any of its Subsidiaries for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan" or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary). Except as set forth on Schedule 4.10(h) of the Company Disclosure Letter, no condition exists that would prevent the Company or any of its Subsidiaries from amending or terminating any Plan providing health or medical benefits in respect of any active or former employee of the Company or any of its Subsidiaries.

          (i) Except as set forth on Schedule 4.10(i) of the Company Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate or any other Person to any retention benefit, severance pay, unemployment compensation or any other payment or any benefit under any "hold in place" agreement, except as expressly provided in this Agreement or (ii) accelerate the time of payment or vest ing, or increase the amount of compensation due any such employee, officer or other Person.

          Section 4.11   Employment Relations and Agreements.  (i) Each of the
                         -----------------------------------
Company and its Subsidiaries is in substantial compliance with all federal, state and local, and, to the best knowledge of the Company, foreign, laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and occupational health and safety, and has not and is not engaged in any unfair labor practice; (ii) no material unfair labor practice charge or complaint against the Company or any of its Subsidiaries is pending before the National Labor Relations Board or an equivalent tribunal under applicable foreign law; (iii) there is no labor strike, slowdown, stoppage or material dispute pending or, to the best knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries; (iv) no union or works council represents, claims to represent, or has represented any employees of the Company or any of its Subsidiaries and no representation question exists respecting the employees of the Company or any of its Subsidiaries; (v) no collective bargaining agreement is currently being negotiated by the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries is or has been a party to a collective bargaining agreement; (vi) neither the Company nor any of its Subsidiaries has experienced any material labor difficulty during the last three years; and (vii) except as set forth on Schedule 4.11(vii) of the Company Disclosure Letter, there has been no "mass layoff" or "plant closing" by the Company as defined in the Federal Workers Adjustment Retraining and Notification Act ("WARN") or state law equivalent, or any other mass layoff or plant closing that would trigger notice pursuant to WARN or state law equivalent, within one year prior to the Closing Date.

          Section 4.12  Taxes.
                        -----

          (a) Tax Returns.  The Company and each of its Subsidiaries has timely
              -----------
filed or caused to be timely filed (and will timely file or will cause to be timely filed) with the appropriate taxing authorities all Federal and other returns, statements, forms and reports for Taxes (as hereinafter defined) ("Returns") that are required to be filed by, or with respect to, the Company and such Subsidiaries for all periods ending on or prior to the Closing Date. The Returns reflect accurately all liability for Taxes of the Company and each of its Subsidiaries for the periods covered thereby. "Taxes" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges including, without limitation, all Federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group.

          (b) Payment of Taxes.  All Taxes and Tax liabilities of the Company
              ----------------
and its Subsidiaries for all taxable years or periods that end on or prior to the Closing Date and, with respect to any taxable year or period beginning prior to and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date ("Pre-Closing Period"), have been timely paid or adequately disclosed and fully provided for as a liability on the financial statements of the Company and its Subsidiaries in accordance with GAAP.

          (c)  Other Tax Matters.
               -----------------

          (i) Except as set forth on Schedule 4.12(c)(i) of the Company Disclosure Letter, the Company and each of its Subsidiaries have not been the subject of an audit or other examination of Taxes by the tax authorities of any nation, state or locality, nor has the Company or any of its Subsidiaries received any notices from any tax authority relating to any issue which could materially affect the Tax liability of the Company or any of its Subsidiaries. To the best knowledge of the Company, no state of facts exists or has existed that would constitute grounds for the assessment of any material Taxes with respect to any taxable year or period. No tax liens exist upon any property or assets of the Company or any of its Subsidiaries except liens for current Taxes not yet due.

          (ii) Neither the Company nor any of its Subsidiaries has been included in any "consolidated," "unitary" or "combined" Return (other than Returns which include only the Company and any Subsidiaries of the Company) provided for under the laws of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired.

          (iii) All Taxes which the Company or any of its Subsidiaries is (or was) required by law to withhold or collect have been duly withheld or collected and have been timely paid over to the proper authorities to the extent due and payable.

          (iv) Except as set forth on Schedule 4.12(c)(iv) of the Company Disclosure Letter, there are no Tax sharing, allocation, indemnification or similar agreements or arrangements in effect as between the Company, any Subsidiary, or any predecessor or affiliate of any of them, and any other party under which Parent, Sub or the Company (or any of its Subsidiaries) could be liable for any Taxes or other claims of any party other than the Company or any Subsidiary of the Company. No power of attorney has been granted with respect to any matter relating to Taxes for the Company or any of its Subsidiaries for any period for which the statute of limitations (including any waivers or extensions) has not yet expired.

          (v) No indebtedness of the Company or any of its Subsidiaries consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code.

          (vi) Neither the Company nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 or any similar provision of the Code or the corresponding tax laws of any nation, state or locality by reason of a voluntary change in accounting method initiated by the Company or any of its Subsidiaries, and the Internal Revenue Service or other taxing authority has not initiated or proposed any such adjustment or change in accounting method.

          (vii) Except as set forth on Schedule 4.12(c)(vii) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has, as of the Closing Date: (A) entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the Company or any of its Subsidiaries or (B) is presently contesting the Tax liability of the Company or any of its Subsidiaries before any court, tribunal or agency.

          (viii) The Company is not a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code and the rules and regulations promulgated thereunder.

          (ix) No election under 341(f) of the Code has been made or shall be made prior to the Closing Date to treat the Company as a consenting corporation, as defined in Section 341 of the Code.

          (x) Except as set forth on Schedule 4.12(c)(x) of the Company Disclosure letter, neither the Company nor any of its Subsidiaries is a party to any agreement or plan that would require it to make any payment that would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code. Neither the Company nor any of its Subsidiaries has entered into any compensatory agreements with respect to the performance of services for which payment thereunder would result in a nondeductible expense pursuant to
Section 162(m) of the Code.

          (xi) There are no outstanding balances of deferred gain or loss accounts related to any deferred intercompany transactions to which the Company or any of its Subsidiaries was a party.

          Section 4.13  Liabilities.  Neither the Company nor any of its
                        -----------
Subsidiaries has any Liabilities except (i) as set forth in the consolidated balance sheet of the Company as of January 1, 2000 contained in the Commission Filings, (ii) for Liabilities incurred subsequent to January 1, 2000 in the ordinary course of business consistent with past practice not involving (A) borrowings by the Company or any of its Subsidiaries or (B) any breach of contract, breach of warranty, tort, infringement or violation of law or (iii) as set forth on Schedule 4.13(iii) of the Company Disclosure Letter.

          Section 4.14  Intellectual Property.
                        ---------------------

          (a) The Company owns, without restriction, or is licensed to use, the rights to all, trademarks, trade names, service marks, and other business identifiers (collectively, "Trademarks"); copyrights together with any registrations and applications therefor; patents and patent applications; internet domain names; net lists; schematics; inventories; technology; trade secrets; know-how; computer software programs or applications including, without limitation, all object and source codes; and tangible or intangible proprietary information or material that in any material respect are used in the business of the Company or any of its Subsidiaries as currently conducted (the "Company Intellectual Property"). Schedule 4.14(a) of the Company Disclosure Letter sets forth: (i) all patents, Trademarks, registered copyrights, and any applications for any of the foregoing included in the Company Intellectual Property; and (ii) all licenses and other agreements to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any Company Intellectual Property (excluding license agreement for generally commercially available software with an acquisition price of less than $10,000) and includes the identities of the parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof.

          (b) No claims with respect to the Company Intellectual Property have been filed, or to the best knowledge of the Company are threatened, by any Persons, nor does the Company or any of its Subsidiaries know of any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale or use of any product, process or service as now used or offered or proposed for use or sale by the Company or any of its Subsidiaries infringes on any copyright, trade secret, patent or other intellectual property right of any Person, (ii) against the use by the Company or any of its Subsidiaries of any Company Intellectual Property or (iii) challenging the ownership, validity, enforceability or effectiveness of any of the Company

Intellectual Property. All granted and issued patents and all registered Trademarks set forth on Schedule 4.14(a) of the Company Disclosure Letter and all registered copyrights held by the Company or any of its Subsidiaries are valid, enforceable and subsisting. To the best knowledge of the Company, there has not been since January 1, 1996, and there is not any material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third Person, including, without limitation, any employee or former employee. Except as set forth on Schedule 4.14(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is, or as a result of the execution, delivery or performance of the Company's obligations hereunder will be, in violation of, or lose any rights pursuant to, any license or agreement set forth on Schedule 4.14(a) of the Company Disclosure Letter.

          (c) Except as set forth on Schedule 4.14(c) of the Company Disclosure Letter, no owned Company Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any material manner the licensing thereof by the Company or any of its Subsidiaries. Except as set forth on Schedule 4.14(c) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has entered into any agreement to indemnify any other Person against any charge of infringement based upon, without limitation, such Person's manufacture, sale, use or importation of any product, service or process incorporating any Company Intellectual Property. Neither the Company nor any of its Subsidiaries has entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any Company Intellectual Property. The Company and its Subsidiaries have the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Company Intellectual Property that are owned by the Company or any of its Subsidiaries.

          Section 4.15  Material Contracts.
                        ------------------

          (a) The Report on Form 10-K of the Company for its fiscal year ended January 1, 2000, as filed with the Commission on March 31, 2000, lists all agreements required to be filed with the Commission as of the date of filing of such report pursuant to Item 601(b)(10) of Regulation S-K of the Commission.

          (b) Schedule 4.15(b) of the Company Disclosure Letter lists all agreements entered into after January 1, 2000 (other than this Agreement) that would be required to be filed by the Company with the Commission pursuant to Item 601(b)(10) of Regulation S-K.

          (c) The Company has delivered to Parent a correct and complete copy of each agreement (as amended to date) referred to in Section 4.15 (a) or (b).
With respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable and in full force and effect; (ii) except as set forth on Schedule 4.15(c) of the Company Disclosure Letter, the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) neither the Company nor any of its Subsidiaries or, to the best knowledge of the Company, any other party thereto, is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (iv) neither the Company nor any Subsidiary of the Company or, to the best knowledge of the Company, any other party has repudiated any provision of the agreement.

          Section 4.16   Proxy Statement, Information Statement and Schedule TO.
                         -------------------------------------------------------
The definitive proxy statement and related materials, if required, to be furnished to the holders of Common Stock in connection with the Merger pursuant to Section 6.4(b) hereof (the "Proxy Statement") and the definitive information statement and related materials, if required, to be furnished to the holders of Common Stock in connection with the Merger pursuant to Section 6.4(c) hereof (the "Information Statement") will comply in all material respects with the Exchange Act and the rules and regulations thereunder and any other applicable laws and, at the date first mailed to holders of Common Stock and at the Effective Time, shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to any information about Parent or Sub supplied by Parent or Sub in writing for inclusion therein. If at any time prior to a meeting of the stockholders of the Company, any event occurs which should be described in an amendment or supplement to the Proxy Statement, the Company shall file and disseminate, as required, an amendment or supplement which complies in all material respects with the Exchange Act and the rules and regulations thereunder and any other applicable laws. Prior to its filing with the Commission, the amendment or supplement shall be delivered to Parent and Sub and their counsel and they shall be given the opportunity to review and comment on each such amendment or supplement. None of the information with respect to the Company and its Subsidiaries supplied by the Company or any of its Subsidiaries in writing for inclusion or incorporation by reference in the documents pursuant to which the Offer will be made, including the Offer Documents, will, at the respective times the Offer Documents are filed with the Commission and the date first published, sent or given to holders of the Common Stock, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

          Section 4.17   Broker's or Finder's Fee.  No agent, broker, Person or
                         ------------------------
firm acting on behalf of the Company is, or will be, entitled to any fee, commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby.

          Section 4.18   Environmental Laws and Regulations.
                         ----------------------------------

          (a) Except as set forth on Schedule 4.18(a) of the Company Disclosure Letter, (i) there is no Release or threatened Release of any Hazardous Materials existing on, beneath or from the surface, subsurface or ground water associated with Company Property, currently occurring, nor has any Release occurred at any time in the past, which would require investigation, reporting, response, remediation or other corrective action under any Environmental Law, (ii) the Company Property, and all uses and conditions of the Company Property and all operations of the Company, have been and are in compliance with all Environmental Laws, and the Company has received no notice of violation or other similar communication and has no knowledge of any fact or circumstances concerning any violation or liability arising under any Environmental Law with respect to the Company Property or the business of the Company, (iii) the Company Property and the operations of the Company are in full compliance with all terms and conditions of any permits issued under Environmental Laws and (iv) there are no past, pending or threatened Environmental Claims against the Company or any of its Subsidiaries or any Company Property.

          (b) For purposes of this Agreement, the following terms shall have the following meanings: (i) "Company Property" means any real property and improvements at any time owned, leased or operated by the Company or any its Subsidiaries; (ii) "Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(B) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any applicable Environmental Law; and (C) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority; (iii) "Environmental Law" means any federal, state, foreign or local statute, law, rule, regulation, ordinance, guideline, policy, code or rule of common law in effect and in each case as amended as of the date hereof and Closing Date, and any judicial or administrative interpretation thereof applicable to the Company or its operations or property as of the date hereof and Closing Date, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (S)
-- ---
6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. (S)
     -- ---
1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.; the
     -- ---                                                        -- ---
Clean Air Act, 42 U.S.C. (S) 7401 et seq.; Occupational Safety and Health Act, 29 U.S.C. 651 et seq.; Oil Pollution Act of 1990, 33 U.S.C. (S) 2701 et seq.;
              -- ---                                                 -- ---
the Safe Drinking Water Act, 42 U.S.C. (S) 300f et seq., and their state and
                                                -- ---
local counterparts and equivalents; (iv) "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings under any Environmental Law or any permit issued under any such Environmental Law (for purposes of this subclause (iv), "Claims"), including, without limitation, (A) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (B) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment; and (v) "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying or seeping into or upon any land or water or air, or otherwise entering into the environment.

          Section 4.19 State Takeover Statutes. Except for Section 203 of the DGCL (which has been rendered inapplicable), no other takeover statute or simlar statute or regulation of any state is applicable to the Offer, the Merger or this Agreement or any of the transactions contemplated hereby.

          Section 4.20   Voting Requirements.  The affirmative vote of the
                         -------------------
holders of at least a majority of the outstanding shares of Common Stock entitled to be cast approving and adopting this Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt the Offer, the Merger, this Agreement and the transactions contemplated hereby or thereby.

          Section 4.21   Rights Agreement.  The Company and the Board of
                         ----------------
Directors of the Company have taken and will maintain in effect all necessary action (a) to render the Rights Agreement inapplicable with respect to the Offer, the Merger, this Agreement and the transactions contemplated hereby and thereby and (b) to ensure that (i) neither Parent nor Sub nor any of their Affiliates (as defined in the Rights Agreement) or Associates (as defined in the Rights Agreement) is considered to be an Acquiring Person (as defined in the Rights Agreement) and (ii) the provisions of the Rights Agreement, including the occurrence of a Distribution Date (as defined in the Rights Agreement), are not and shall not be triggered by reason of the announcement or consummation of the Offer, the Merger or the consummation of any of the other transactions contemplated by this Agreement. The Company has delivered to Parent a complete and correct copy of the Rights Agreement as amended and supplemented to the date of this Agreement.

          Section 4.22   Year 2000.  All internal computer systems, computer
                         ---------
software or technology that are material to the business, finances or operations of the Company and its Subsidiaries (collectively, "Material Systems") are and have been tested to be (i) able to receive, record, store, process, calculate, manipulate and output dates from and after January 1, 2000, time periods that include January 1, 2000 and information that is dependent on or relates to such dates or time periods, in that same manner and with the same accuracy, functionality, data integrity and performance as when dates or time periods prior to January 1, 2000 are involved and (ii) able to store and output date information in a manner that is unambiguous as to century.

          Section 4.23   Books and Records.  Subject to normal year-end
                         -----------------
adjustments, if any, the books of account and other similar records of the Company and each of its Subsidiaries are true and complete in all material respects and have been maintained in accordance with sound business practice. The Company and each of its Subsidiaries has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions. The Company and each of its Subsidiaries maintains a system of accounting controls sufficient to provide reasonable assurances that: (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP and (ii) to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The stock ledgers of the Company and each of its Subsidiaries, true and complete copies of which have been delivered to Parent, are complete and correct as of the date of delivery. The minute books of the Company and each of its Subsidiaries, true and complete copies of which have been delivered to the Parent, contain true and complete records of all meetings held of, and corporate action taken by, the stockholders, Board of Directors or any committee of the Company or such Subsidiary, as the case may be, and of all written consents executed in lieu of the holding of any such meeting as of the date of delivery. No meeting of any such stockholders, Board of Directors or committee has been held for which minutes have been prepared and are not contained in such minute books.

          Section 4.24   Distributors, Customers or Suppliers.  Schedule 4.24 of
                         ------------------------------------
the Company Disclosure Letter sets forth (a) all representatives or distributors of the Company (whether pursuant to commission, royalty or other arrangement),
(b) the 10 largest customers of the Company in terms of revenue recognized during the fiscal year ended January 1, 2000 and (c) the 10 largest suppliers of the Company in terms of costs recognized for the purchase of products or services during the fiscal year ended January 1, 2000 (collectively, the "Distributors, Customers or Suppliers"). The Company does not know of any plan or intention of any of the Distributors, Customers or Sellers, and the Company has not received any written or oral threat from any of the Distributors, Customers or Suppliers, to terminate, cancel or otherwise adversely modify its relationship with the Company or to decrease materially or limit its products to or services to the Company or its usage, purchase or distribution of the services or products of the Company.

          Section 4.25   Insurance.  (a) Schedule 4.25(a) of the Company
                         ---------
Disclosure Letter sets forth the following information with respect to each insurance policy (including policies providing property, automobile, casualty, liability, umbrella, and workers' compensation coverage and bond and surety arrangements) in force and effect as of the date of this Agreement and to which the Company is a party, a named insured or otherwise the beneficiary of coverage:

               (i)   the name, address and telephone number of the agent;

               (ii) the name of the insurer, the name of the policyholder and the name of each covered insured;

               (iii) the policy number and the period of coverage;

               (iv) the general type of coverage (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including any deductibles and ceilings) of coverage; and

               (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each insurance policy required to be disclosed on Schedule 4.25(a) of the Company Disclosure Letter: (i) the policy is legal, valid, binding and enforceable by and in favor of the Company, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, and will provide coverage to the Company following the Closing Date for claims relating to the period prior to the Closing Date; (iii) neither the Company nor, to the Company's best knowledge, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iv) no party to the policy has repudiated any provision thereof. Schedule 4.25(a) of the Company Disclosure Letter describes any self-insurance or co-insurance arrangements affecting the Company.

          (b) Schedule 4.25(b) of the Company Disclosure Letter sets forth the name of the issuer, policy number and general type of coverage for each insurance policy to which the Company has been a party, a named insured or otherwise the beneficiary of coverage at any time since March 1, 1995.

          Section 4.26   Product Warranty.  To the best knowledge of the
                         ----------------
Company, each product manufactured, sold, leased, or delivered by the Company has been in substantial conformity with all applicable contractual commitments and all express and implied warranties, and the Company, to its best knowledge, has no Liability for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the consolidated balance sheet (rather than in any notes thereto) of the Company as of January 1, 2000 as adjusted for the passage of time through the Closing Date in accordance with the Company's past custom and practice. Schedule 4.26 of the Company Disclosure Letter includes the Company's standard product warranty.

          Section 4.27   Product Liability.  To the best knowledge of the
                         -----------------
Company, the Company has no Liability arising out of any injury to individuals or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered by the Company.

          Section 4.28   Executive Officers; Corporate Opportunity.  None of the
                         -----------------------------------------
executive officers of the Company are parties to any agreements (i) which could prevent any of them from devoting their full time, energy and efforts to the business affairs of the Company or (ii) the performance of which could constitute or result in the loss of a corporate opportunity for the Company.

          Section 4.29   Certain Business Practices.  Neither the Company nor
                         --------------------------
any Subsidiary of the Company nor, to the best knowledge of the Company, any director, officer, employee or agent of the Company of a Subsidiary of the Company has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments related to a political activity, (b) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (c) consummated any transaction or made any payment or entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended or (d) made any other unlawful payment.

          Section 4.30   Opinion of Financial Advisor.  The Company has received
                         ----------------------------
the opinion of Peter J. Solomon Company Limited to the effect that, as of the date of this Agreement, the consideration to be received in the Offer and the Merger by the holders of Common Stock, other than Parent and Sub, is fair to such holders from a financial point of view, subject to the qualifications and assumptions contained therein, and a complete and correct signed copy of such opinion has been, or promptly upon receipt thereof will be, delivered to Parent. The fees and expenses of Peter J. Solomon Company Limited for such opinion will be paid by the Company in accordance with the Company's agreement with such firm, a true and correct copy of which has been previously delivered to Parent by the Company


                                   ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB
               ------------------------------------------------

          Each of Parent and Sub hereby represents and warrants, jointly and severally, to the Company as follows:

          Section 5.1    Due Organization, Good Standing and Corporate Power.
                         ---------------------------------------------------
Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          Section 5.2    Authorization and Validity of Agreement.  Each of
                         ---------------------------------------
Parent and Sub has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Sub, and the consummation by each of them of the transactions contemplated hereby, have been duly authorized and approved by their respective Boards of Directors. No other corporate action on the part of either of Parent or Sub is necessary to authorize the execution, delivery and performance of this Agreement by each of Parent and Sub and the consummation of the transactions contemplated hereby (other than the filing of appropriate merger documents as required by the DGCL). This Agreement has been duly executed and delivered by each of Parent and Sub and is a valid and binding obligation of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms, except that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          Section 5.3    Consents and Approvals; No Violations.  Assuming (a)
                         -------------------------------------
the filings required under the HSR Act are made and the waiting period thereunder has been terminated or has expired, (b) the requirements of the Exchange Act relating to the Proxy Statement or Information Statement, if any, and the Offer are met, (c) the filing of the Certificate of Merger and other appropriate merger documents, if any, as required by the DGCL, are made and (d) approval and adoption of the Merger and this Agreement by the stockholders of the Company, if required by the DGCL, is received, the execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby will not: (i) violate or conflict with any provision of the Certificate of Incorporation, as amended, or By-Laws, as amended, of Parent or Sub; (ii) violate or conflict with any statute, ordinance, rule, regulation, judgment, injunction, order or decree of any court or of any federal, state, local or foreign governmental or regulatory body, agency or authority applicable to Parent or Sub or by which either of their respective properties or assets may be bound; (iii) require any filing with, or any permit, consent or approval of, or the giving of any notice to, any federal, state, local or foreign governmental or regulatory body, agency or authority; or (iv) require any consent, approval or notice under, result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Parent or Sub under, or give rise to any obligation, right of termination, cancellation, acceleration, right of first refusal or increase of any obligation or a loss of a material benefit under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, contract, lease or other instrument or obligation to which Parent or Sub is a party, or by which any such Person or any of its properties or assets may be bound; except in the case of clause (iv), for such consents or approvals the failure of which to obtain, notices the failure of which to give or violations, breaches, conflicts or defaults that, would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on the Parent.

          Section 5.4    Schedule 14D-9.  None of the information with respect
                         --------------
to the Parent or Sub supplied by Parent and Sub in writing for inclusion in the Schedule l4D-9 of the Company, at the time such document is filed with the Commission and on the date such document is first published, sent or given to the holders of Common Stock, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

          Section 5.5    Broker's or Finder's Fee.  No agent, broker, Person or
                         ------------------------
firm acting on behalf of Parent or Sub is, or will be, entitled to any fee, commission or broker's or finder's fees from the Company or from any Person controlling, controlled by, or under common control with, the Company in connection with this Agreement or any of the transactions contemplated hereby.

          Section 5.6    Sub's Operations.  Sub was formed solely for the
                         ----------------
purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with such transactions.

          Section 5.7    Financing.  Parent has, and will keep available,
                         ---------
undrawn borrowing capacity under the Amended and Restated Revolving Credit Agreement, dated as of December 18, 1997 and as amended through the date hereof (the "Parent Credit Agreement"), by and among Parent, Fleet National Bank and certain other financial institutions, in an amount not less than the aggregate of (a) the Offer Price multiplied by the number of shares of Company Stock outstanding on the date hereof and (b) the aggregate Stock Option Consideration and Parent will use its commercially reasonable best efforts to satisfy the conditions to funding under the Parent Credit Agreement upon satisfaction of the Tender Offer Conditions.

          Section 5.8    Litigation.  There is no suit, action, proceeding or
                         ----------
investigation pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent.

                                  ARTICLE VI

                      TRANSACTIONS PRIOR TO CLOSING DATE
                      ----------------------------------

     Section 6.1  Access to Information Concerning Properties and Records.
                  -------------------------------------------------------

     (a) During the period commencing on the date hereof and ending on the earlier of (i) the Closing Date and (ii) the date on which this Agreement is terminated pursuant to Section 8.1 hereof, the Company shall, and shall cause each of its Subsidiaries to, upon reasonable notice, afford Parent and Sub, and their respective counsel, accountants, consultants and other authorized representatives, access during normal business hours to the employees, properties, books and records of the Company and its Subsidiaries in order that they may have the opportunity to make such investigations as they shall desire of the affairs of the Company and its Subsidiaries; provided, however, that such investigation shall not affect the representations and warranties made by the Company in this Agreement. The Company shall furnish as promptly as practicable to Parent and Sub a copy of each form, report, schedule, statement, registration statement and other document filed by it or its Subsidiaries during such period pursuant to the requirements of federal or state securities laws or the DGCL. The Company agrees to cause its officers and employees, in a manner consistent with the fulfillment of their ongoing duties and obligations, to furnish such additional financial and operating data and other information and respond to such inquiries as Parent and Sub shall from time to time reasonably request.

     (b) During the period commencing on the date hereof and ending on the earlier of (i) the Closing Date and (ii) the date on which this Agreement is terminated pursuant to Section 8.1 hereof, Parent shall cause its officers and employees to furnish such information and respond to such inquiries as the Company shall from time to time reasonably request regarding post-closing integration and operational issues and issues arising under this Agreement.

     Section 6.2  Confidentiality.  Information obtained by Parent, Sub
                  ---------------
and the Company and their respective counsel, accountants, consultants and other authorized representatives pursuant to Section 6.1 hereof shall be subject to the provisions of the Mutual Non-Disclosure Agreement by and between the Company and Parent dated February 10, 2000 (the "Confidentiality Agreement").

     Section 6.3  Conduct of the Business of the Company Pending the
                  --------------------------------------------------
Closing Date.  Except as specifically contemplated by this Agreement, as set
------------
forth in Schedule 6.3 of the Company Disclosure Schedule or as otherwise consented to or approved in writing by Parent (which consent or approval shall not be unreasonably withheld or delayed), until such time as nominees of Parent shall comprise more than half of the members of the Board of Directors of the Company or this Agreement shall have been terminated in accordance with Section
8.1 (and any payments required to be made pursuant to Section 8.3(b) have been made):

     (a) the Company and each of its Subsidiaries shall conduct their respective operations only according to their ordinary and usual course of business consistent with past practice and shall use their reasonable best efforts to preserve intact their respective business organization, keep available the services of their officers and employees and maintain satisfactory relationships with licensors, suppliers, manufacturers, distributors, customers, joint venture partners and others having business relationships with them; and

     (b)   neither the Company nor any of its Subsidiaries shall:

     (i) make any change in or amendment to the Company's Certificate of Incorporation or the Company's By-Laws (or the comparable governing documents of any Company Subsidiary);

     (ii) issue or sell, or authorize the issuance or sale of, any shares of its capital stock or any other securities, or issue or sell, or authorize the issuance or sale of, any securities convertible into, or options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of, any shares of its capital stock or any other securities, or make any other changes in its capital structure, except for the issuance and sale of Common Stock upon the exercise of Company Stock Options outstanding on the date hereof;

     (iii) sell or pledge or agree to sell or pledge any stock or other equity interest owned by it in any other Person;

     (iv) declare, pay or set aside any dividend or other distribution or payment with respect to, or split, combine, redeem or reclassify, or purchase or otherwise acquire, any shares of its capital stock or its other securities;

          (v) (A) enter into any contract or commitment with respect to capital expenditures with a value in excess of, or requiring expenditures by the Company and its Subsidiaries in excess of, $500,000, individually, (B) enter into contracts or commitments with respect to capital expenditures with a value in excess of, or requiring expenditures by the Company and its Subsidiaries in excess of, $750,000, in the aggregate or (C) enter into any other contract or commitment (other than licensing agreements entered into in the ordinary course of business) with a value in excess of, or requiring expenditures by the Company and its Subsidiaries in excess of, $250,000;

          (vi) acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any Person, or otherwise acquire any assets of any Person (other than the purchase of assets in the ordinary course of business consistent with past practice);

          (vii) except to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on the date of this Agreement, increase the compensation or fringe benefits of any of its directors, officers or employees or grant any severance or termination pay not currently required to be paid under existing severance plans or enter into any employment, consulting or severance agreement or arrangement with any present or former director, officer or other employee of the Company or any of its Subsidiaries, or establish, adopt, enter into or amend or terminate any collective bargaining, bonus, "hold in place", retention, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, change in control or other severance agreement or any other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

          (viii) transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of, encumber or subject to any lien, any material assets or incur or modify any indebtedness or other material liability, other than in the ordinary course of business consistent with past practice, or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for the obligations of any Person or, other than in the ordinary course of business consistent with past practice, make any loan or other extension of credit;

          (ix) sell, assign, transfer, license or modify or amend any rights to any Company Intellectual Property, except in the ordinary course of business consistent with past practice;

          (x)     agree to the settlement of any material claim or litigation;

          (xi) make or rescind any material tax election or settle or compromise any material tax liability;

          (xii) except as required by applicable law or GAAP, make any material change in its accounting principles, practices or methods;

          (xiii) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, other than in respect of indebtedness owing by the Company to any of its Subsidiaries or in respect of indebtedness owing by any of the Company's Subsidiaries to the Company or another such Subsidiary or (B) make any loans or advances to any other Person, other than to the Company or to any direct or indirect wholly-owned Subsidiary of the Company, except, in the case of clause (A), for borrowings under existing credit facilities described in the Commission Filings in the ordinary course of business consistent with past practice for working capital purposes;

          (xiv) accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, insurance or other compensation or benefits;

          (xv) pay, discharge or satisfy any Liabilities other than the payment, discharge or satisfaction (A) of any Liabilities in the ordinary course of business and consistent with past practice or (B) of Liabilities set forth in the consolidated balance sheet of the Company as of January 1, 2000 contained in the Commission Filings;

          (xvi) delay or postpone the payment of accounts payable or other Liabilities, other than in the ordinary course of business consistent with past practice;

          (xvii) enter into any agreement, understanding or commitment that restrains, limits or impedes the Company's or any of its Subsidiaries' ability to compete with or conduct any business or line of business, including, but not limited to, geographic limitations on the Company's or any of its Subsidiaries' activities;

          (xviii) plan, announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company or its Subsidiaries other than routine employee terminations for cause;

          (xix) take any action, engage in any transaction or enter into any agreement which could reasonably be expected to cause (A) any of the representations or warranties of the Company in this Agreement that are subject to, or qualified by, a "Material Adverse Effect", "material adverse change" or other materiality qualification to be untrue as of the Effective Time, or any such representations and warranties that are not so qualified to be untrue in any material respect, (B) any of the Tender Offer Conditions to not be satisfied, or (C) a Material Adverse Effect on the Company;

          (xx) take any action including, without limitation, the adoption of any shareholder rights plan or amendments to the Company's Certificate of Incorporation or the Company's By-Laws (or comparable governing documents of any Subsidiary), which would, directly or indirectly, restrict or impair the ability of Parent to vote, or otherwise to exercise the rights and receive the benefits of a stockholder with respect to, securities of the Company that may be acquired or controlled by Parent or Sub;

          (xxi) modify, amend or terminate any material contract to which it is a party or waive any of its material rights or claims except in the ordinary course of business consistent with past practice; or

          (xxii) agree, in writing or otherwise, to take any of the foregoing actions.

          Section 6.4  Company Stockholders' Meeting; Preparation of Proxy
                       ---------------------------------------------------
Statement; Short Form Merger.
----------------------------

          (a) Upon Parent's request, promptly following the purchase of shares of Common Stock pursuant to the Offer, if stockholder approval of the Merger is required by law (and cannot be effected by action by written consent of Parent, as the majority stockholder of the Company), the Company, acting through its Board of Directors, shall, in accordance with applicable law, duly call, convene and hold a meeting of the stockholders of the Company (the "Stockholders' Meeting") for the purpose of voting upon this Agreement and the Merger and submitting this Agreement and the Merger to Company stockholders at such meeting. The Company shall use best efforts deemed necessary to solicit from its stockholders proxies, and shall take all other action necessary and advisable, to secure the vote of stockholders required by applicable law and the Company's Certificate of Incorporation or Company's By-Laws to obtain the approval for, and the adoption of, this Agreement and the Merger. The Company agrees that it shall include in the Proxy Statement the recommendation of its Board of Directors that the stockholders of the Company approve and adopt this Agreement and the Merger. Parent shall cause all shares of Common Stock owned by Parent and its direct and indirect Subsidiaries (including Sub) to be voted in favor of this Agreement and the Merger.

          (b) Upon Parent's request, as promptly as practicable following the purchase of shares of Common Stock pursuant to the Offer, if stockholder approval of the Merger is required by law (and cannot be effected by action by written consent of Parent, as the majority stockholder of the Company), the Company shall prepare and file a preliminary Proxy Statement with the Commission and shall use its reasonable best efforts to respond to the comments of the Commission, if any, in connection therewith and to furnish all information regarding the Company required in the definitive Proxy Statement (including, without limitation, financial statements and supporting schedules and certificates and reports of independent public accountants). Parent, Sub and the Company shall cooperate with each other in the preparation of the Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Sub shall furnish to the Company the information relating to it required by the Exchange Act to be set forth in the Proxy Statement. Upon Parent's request, as promptly as practicable following the purchase of shares of Common Stock pursuant to the Offer, if stockholder approval of the Merger is required by law (and cannot be effected by action by written consent of Parent, as the majority stockholder of the Company), the Company shall cause the definitive Proxy Statement to be mailed to the stockholders of the Company and, if necessary, after the definitive Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material and, if required in connection therewith, resolicit proxies. The Company shall not use any proxy material in connection with the meeting of its stockholders without Parent's prior approval.

          (c) As promptly as practicable following Parent's delivery to the Company of an action by written consent of Parent, as the majority stockholder of the Company, approving and adopting this Agreement and the Merger, the Company (i) shall prepare and file a preliminary Information Statement with the Commission and shall use its reasonable best efforts to respond to the comments of the Commission, if any, in connection therewith and to furnish all information regarding the Company required in the definitive Information Statement (including, without limitation, financial statements and supporting schedules and certificates and reports of independent public accountants) and (ii) shall cause the definitive Information Statement to be mailed to the stockholders of the Company and, if necessary, after the definitive Information Statement shall have been so mailed, promptly circulate any amended, supplemental or supplemented material thereto, and, if required in connection therewith, mail such amended, supplemental or supplemented material to stockholders of the Company. Parent, Sub and the Company shall cooperate with each other in the preparation of the Information Statement. Without limiting the generality of the foregoing, each of Parent and Sub shall furnish to the Company the information relating to it required by the Exchange Act to be set forth in the Information Statement. The Company shall not use any material in connection with the Information Statement without Parent's prior approval.

          (d) Notwithstanding Section 6.4 (a), (b) and (c), if Sub shall acquire at least 90% of the issued and outstanding shares of Common Stock, the Company shall, at the request of Parent and Sub, take all necessary and appropriate action to cause the Merger to become effective as soon as reasonably practicable after such acquisition, without a meeting of the Company's stockholders, in accordance with Section 253 of the DGCL.

          Section 6.5  Reasonable Best Efforts.  Subject to the terms and
                       -----------------------
conditions provided herein, each of the Company, Parent and Sub shall, and the Company shall cause each of its Subsidiaries to, cooperate and use their reasonable best efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement including, without limitation, their reasonable best efforts to obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders as are necessary for consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Offer and the Merger; provided, however, that no loan agreement or contract for borrowed money shall be repaid except as currently required by its terms, in whole or in part, and no contract shall be amended to increase the amount payable thereunder or otherwise to be more burdensome to the Company or any of its Subsidiaries in order to obtain any such consent, approval or authorization without first obtaining the written approval of Parent and Sub.

          Section 6.6  No Solicitation of Other Offers.
                       -------------------------------

          (a)  Until this Agreement has been terminated in accordance with
Section 8.1 (and the payments, if any, required to be made in connection with such termination pursuant to Section 8.3(b) have been made), neither the Company, any of its Affiliates, nor any of their respective officers (or other senior management employees), directors, representatives, consultants, investment bankers, attorneys, accountants and other agents (collectively, the "Representatives") shall (i) encourage, solicit, initiate or facilitate the making of, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (including, without limitation, by taking any action that would make the Rights Agreement or Section 203 of the DGCL inapplicable to an Acquisition Proposal), (ii) participate in any way in discussions or negotiations with, or furnish or disclose any nonpublic information to, any Person (other than Parent or Sub) in connection with any Acquisition Proposal,
(iii) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub the approval and recommendation of the Offer, the Merger or this Agreement, (iv) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (v) enter into any agreement, letter of intent or similar document contemplating or otherwise relating to any Acquisition Proposal; provided, however, that this Section 6.6(a) shall not prohibit the Company or the Representatives from:

          (A) participating in discussions or negotiations with, or furnishing or disclosing nonpublic information to, any Person in response to an unsolicited, bona fide and written Acquisition Proposal that is submitted to the Company by such Person after the date of this Agreement and prior to the date any shares of Common Stock are accepted for payment pursuant to the Offer (and not withdrawn) if (1) neither the Company, any of its Affiliates nor any of the Representatives shall have violated any of the restrictions in this Section 6.6, (2) the Company's Board of Directors determines in good faith, after having taken into account the advice of its outside legal counsel, that such action is required in order for such Board of Directors to comply with its fiduciary obligations to the Company's stockholders under applicable law, (3) at least two business days prior to participating in discussions or negotiations with, or furnishing or disclosing any nonpublic information to, such Person, the Company gives Parent written notice of the identity of such Person and of the Company's intention to participate in discussions or negotiations with, or furnish or disclose nonpublic information to, such Person, and the Company receives from such Person an executed confidentiality agreement containing terms no less restrictive than the terms of the Confidentiality Agreement and (4) at least two business days prior to furnishing or disclosing any nonpublic information to such Person, the Company furnishes such information to Parent (to the extent such information has not been previously delivered or made available by the Company to Parent); or

          (B) approving or recommending, or entering into (and in connection therewith, withdrawing or modifying the approval and recommendation of the Offer, the Merger and this Agreement) a definitive agreement with respect to an unsolicited, bona fide and written Acquisition Proposal that is submitted to the Company after the date of this Agreement and prior to the date any shares of Common Stock are accepted for payment pursuant to the Offer (and not withdrawn) if (1) neither the Company, any of its Affiliates nor any of the Representatives shall have violated any of the restrictions set forth in this Section 6.6, (2) the Company provides Parent with written notice at least two business days prior to any meeting of the Company's Board of Directors at which such Board of Directors will consider whether such Acquisition Proposal constitutes a Superior Proposal, (3) the Company's Board of Directors makes the determination necessary for such Acquisition Proposal to constitute a Superior Proposal, (4) the Company's Board of Directors determines in good faith, after having taken into account the advice of its outside legal counsel, that such action is required in order for such Board of Directors to comply with its fiduciary obligations to the Company's stockholders under applicable law, (5) the Company does not approve or recommend or enter into a definitive agreement with respect to such Acquisition Proposal at any time before the day that is the fifth business day after Parent receives written notice from the Company stating that the Company's Board of Directors has determined that such Acquisition Proposal constitutes a Superior Proposal and (6) simultaneously with the earlier of the approval or recommendation of, or execution of a definitive agreement with respect to, any such Superior Proposal, the Company makes the payments required to be made pursuant to
     Section 8.3(b).

          (b)  In addition to the obligations of the Company set forth in
Section 6.6(a), on the date of receipt thereof, the Company shall advise Parent of any request for information or of any Acquisition Proposal, or any inquiry, proposal, discussions or negotiation with respect to any Acquisition Proposal, the terms and conditions of such request, Acquisition Proposal, inquiry, proposal, discussion or negotiation and the Company shall promptly provide to Parent copies of any written materials received by the Company in connection with any of the foregoing, and the identity of the Person making any such Acquisition Proposal or such request, inquiry or proposal or with whom any discussion or negotiation are taking place. The Company shall keep Parent fully informed of the status and general progress (including amendments or proposed amendments) of any such request or Acquisition Proposal and keep Parent fully informed as to the details of any information requested of or provided by the Company and as to the details of all discussions or negotiations. The Company shall promptly provide to Parent any non-public information concerning the Company provided to any other Person in connection with any Acquisition Proposal which was not previously provided to Parent.

          (c) The Company, its Affiliates and the Representatives shall immediately cease any discussions or negotiations with any other parties that may be ongoing as of the date hereof with respect to any Acquisition Proposal. The Company shall immediately request each Person who has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any portion thereof to return all confidential information heretofore furnished to such Person by or on behalf of the Company.

          Section 6.7  Notification of Certain Matters.  The Company shall
                       -------------------------------
give prompt notice to Parent, and Parent and Sub shall give prompt notice to the Company, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause any representation or warranty contained in this Agreement to be untrue in any material respect at any time from the date of this Agreement to the Effective Time. Each of the Company and Parent shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

          Section 6.8  HSR Act.
                       -------

          (a) Each party hereto shall (i) take promptly all actions necessary to make the filings required of it or any of its affiliates under any applicable Antitrust Laws in connection with this Agreement and the transactions contemplated hereby, (ii) comply at the earliest practicable date with any formal or informal request for additional information or documentary material received by it or any of its affiliates from any Antitrust Authority and (iii) cooperate with one another in connection with any filing under applicable Antitrust Laws and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement initiated by any Antitrust Authority.

          (b) Each party hereto shall use its reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any Antitrust Law. Without limiting the generality of the foregoing, "reasonable best efforts" shall include, without limitation:

               (i)  in the case of each of Parent and the Company:

               (A) filing with the appropriate Antitrust Authorities no later than the fifth (5/th/) day following the date hereof a Notification and Report Form with respect to the transactions contemplated by this Agreement; and

               (B) if Parent or the Company receives a formal request for information and documents from an Antitrust Authority, substantially complying with such formal request within 60 days following the date of its receipt thereof or such shorter period as is required by applicable Antitrust Laws; and

          (ii) in the case of the Company only, subject to Parent's compliance with clause (i) above, not frustrating or impeding Parent's strategy or negotiating positions with any Antitrust Authority; provided, however, that in no event shall Parent or any of its Subsidiaries be required to agree or commit to divest, hold separate, offer for sale, abandon, limit its operation of or take similar action with respect to any assets (tangible or intangible) or any business interest of it or any of its Subsidiaries (including, without limitation, the Surviving Corporation after consummation of the Offer or the Merger) in connection with or as a condition to receiving the consent or approval of any Antitrust Authority.

          (c) Each party hereto shall promptly inform the other parties of any material communication made to, or received by such party from, any Antitrust Authority or any other governmental or regulatory authority regarding any of the transactions contemplated hereby.

          (d) For purposes of this Agreement, (i) "Antitrust Authorities" means the Federal Trade Commission, the Antitrust Division, the attorneys general of the several states of the United States and any other governmental authority having jurisdiction with respect to the transactions contemplated hereby pursuant to applicable Antitrust Laws and (ii) "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

          Section 6.9  Employee Benefits.
                       -----------------

          (a) Until the second anniversary of the Effective Time, the Surviving Corporation shall provide continuing employees and officers of the Company, and any new employees of the Company who meet its eligibility requirements under any Plan, with benefits that, taken as a whole, are not materially less favorable in the aggregate to the benefits received by such individuals immediately prior to the date hereof under the Plans set forth on Schedule 4.10(a) of the Company Disclosure Letter under the heading "Plans" other than the "1991 Stock Plan," the "1999 Stock Plan" and the "Employee Stock Purchase Plan" so set forth and except that the "Bonus Plan" so set forth shall be modified to reflect that payments thereunder shall be based, in part, on the performance of Parent.

          (b) Notwithstanding anything in this Agreement to the contrary, from and after the Effective Time, the Surviving Corporation shall have sole discretion over the hiring, promotion, retention, termination and other terms and conditions of the employment of the employees of the Surviving Corporation. Nothing herein shall prevent Parent or the Surviving Corporation from amending or terminating any Plan in accordance with its terms.

          (c) With respect to any plans and programs of Parent or any Subsidiary of Parent which are employee welfare benefit plans within the meaning of Section 3(1) of ERISA ("Parent Welfare Plans"), other than Parent's nonqualified supplemental executive retirement plan, and in which the Company employees become eligible to participate effective as of the Effective Time or thereafter, Parent shall: (i) waive any limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements and (ii) recognize all service with the Company or any Subsidiary of the Company for all purposes other than benefit accrual. Service with the Company shall be recognized with respect to any vacation and leave plans or programs of Parent or any Subsidiary of Parent. If

Company employees are transferred to a new Parent Welfare Plan during a plan year, for purposes of accumulating annual deductibles, co-payments and out-of-pocket requirements, provide each Company employee with credit for any co-payments and deductibles paid prior to the date of transfer to the Parent Welfare Plan, but within such plan year, for purposes of satisfying any applicable deductible or out-of-pocket requirements under any Parent Welfare Plan.

          (d) The Company shall take all necessary and appropriate actions so that, at the Effective Time, each employee of the Company who is then participating in the Company's 2000 Bonus Plan (the "2000 Bonus Plan") will cease to participate in such plan; provided, however, that within 60 days following the Effective Time, Parent shall cause the Company to pay to each such participant, in full satisfaction of such participant's rights thereunder, the amount of the bonus such participant was otherwise eligible to receive under the 2000 Bonus Plan pro-rated for the period from January 2, 2000 through the Effective Time.

          Section 6.10  Directors' and Officers' Insurance.
                        ----------------------------------

          (a) For a period of six years from the Effective Time (and until the disposition of any claims made during, and remaining outstanding at the end of, such six-year period), Parent shall and shall cause the Company, to the fullest extent permitted under the DGCL, to indemnify and hold harmless each present and former director and officer of the Company against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer or director of the Company occurring prior to the Effective Time (including the transactions contemplated by this Agreement).

          (b) The Certificate of Incorporation and the By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's Certificate of Incorporation and Company's By-Laws, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

          (c) For a period of six years from the Effective Time, the Surviving Corporation shall either: (i) maintain in effect the Company's current directors' and officers' liability insurance covering those Persons who are currently covered on the date of this Agreement by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent); (ii) substitute for such Company's directors' and officers' liability policy a directors' and officers' liability policy or policies with at least the same coverage containing terms and conditions which are no less advantageous and which do not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; or (iii) cause the Parent's, directors' and officers' liability insurance then in effect to cover those Persons who are covered on the date of this Agreement by the Company's directors' and officers' liability insurance policy with respect to those matters covered by the Company's directors' and officers' liability policy.

          Section 6.11  Rights Agreement.  The Company shall not (i) redeem the
                        ----------------
Rights, (ii) amend (other than to delay the Distribution Date (as defined therein) or to render the Rights inapplicable to the Offer and the Merger) or terminate the Rights Agreement prior to the Effective Time without the consent of Parent, unless required to do so by a court of competent jurisdiction or
(iii) take any action which would allow any Person (as such term is defined in the Rights Agreement) other than Parent or Sub to be the Beneficial Owner (as such term is defined in the Rights Agreement) of 15% or more of the Common Stock without causing a Distribution Date (as such term is defined in the Rights Agreement) or an Acquisition Event (as such term is defined in the Rights Agreement) to occur.

          Section 6.12  Public Announcements.  Parent and the Company shall
                        --------------------
consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and review by the other party of such release or statement or without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law or any listing agreement with a national securities exchange or automated quotation system which Parent or the Company is a party to, if it has used all reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.

          Section 6.13  Transfer Tax.  The Company and Parent shall cooperate in
                        ------------
the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interest, penalties or additions to tax ("Transfer Taxes"). All Transfer Taxes shall be paid by the Company and expressly shall not be a liability of any holder of Common Stock.


                                  ARTICLE VII

                                  CONDITIONS
                                  ----------

          Section 7.1    Conditions Precedent to Obligations of Parent and Sub.
                         -----------------------------------------------------
The respective obligations of Parent and Sub to effect the Merger are subject to the satisfaction or waiver (subject to applicable law), at or prior to the Effective Time, of each of the following conditions:

          (a) Approval of Company's Stockholders.  To the extent required by
              ----------------------------------
applicable law, this Agreement and the Merger shall have been approved and adopted by holders of a majority of the Common Stock entitled to vote thereon in accordance with applicable law, the Company's Certificate of Incorporation and the Company's By-Laws;

          (b) HSR Act.  Any waiting period (and any extension thereof) under the
              -------
HSR Act applicable to the Merger shall have expired or been terminated and no action shall have been instituted by the Department of Justice or the Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby, which action shall have not been withdrawn or terminated;

          (c) Injunction.  No preliminary or permanent injunction, judgment or
              ----------
other order shall have been issued by any federal, state or foreign court or by any federal, state or foreign governmental or regulatory agency, body or authority and be in effect at the Effective Time which prohibits, restrains, restricts or enjoins the consummation of the Offer or the Merger; provided, however, that, in the case of a decree, injunction or other order, each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such decree, injunction or other order that may have been entered;

          (d) Statutes.  No federal, state or foreign statute, law, rule,
              --------
regulation, executive order, judgment, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits, restrains, restricts or enjoins the consummation of the Offer or the Merger or has the effect of making the Merger or the Offer illegal; and

          (e) Purchase of Common Stock Pursuant to the Offer.  Sub shall have
              ----------------------------------------------
purchased shares of Common Stock pursuant to the Offer.

          Section 7.2    Conditions Precedent to Obligations of the Company.
                         --------------------------------------------------
The obligations of the Company to effect the Merger is subject to the satisfaction or waiver (subject to applicable law), at or prior to the Effective Time, of each of the following conditions:

          (a) Approval of Company's Stockholders.  To the extent required by
              ----------------------------------
applicable law, this Agreement and the Merger shall have been approved and adopted by holders of a majority of the Common Stock entitled to vote thereon in accordance with applicable law, the Company's Certificate of Incorporation and the Company's By-Laws;

          (b) HSR Act.  Any waiting period (and any extension thereof) under the
              -------
HSR Act applicable to the Merger shall have expired or been terminated and no action shall have been instituted by the Department of Justice or the Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby, which action shall not have been withdrawn or terminated;

          (c) Injunction.  No preliminary or permanent injunction, judgment or
              ----------
other order shall have been issued by any federal, state or foreign court or by any federal, state or foreign governmental or regulatory agency, body or authority and be in effect at the Effective Time which prohibits, restrains, restricts or enjoins the consummation of the Offer or the Merger; provided, however, that, in the case of a decree, injunction or other order, each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such decree, injunction or other order that may have been rendered; and

          (d)  Statutes.  No federal, state or foreign statute, law, rule,
               --------
regulation, executive order, judgment, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits restrains, restricts or enjoins the consummation of the Offer or the Merger or has the effect of making the Merger or the Offer illegal.

                                 ARTICLE VIII

                        TERMINATION; FEES AND EXPENSES
                        ------------------------------

          Section 8.1    Termination.  This Agreement may be terminated and the
                         -----------
transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after approval of the Merger by the Company's stockholders:

          (a) by mutual consent of the Company, on the one hand, and of Parent and Sub, on the other hand;

          (b) by either Parent, on the one hand, or the Company, on the other hand, if any statute, law, rule or regulation shall have been promulgated which prohibits the consummation of the Offer or the Merger or if any court of competent jurisdiction or any governmental or regulatory agency shall have issued an order, judgment, decree or ruling or taken any other action permanently restricting, enjoining, restraining or otherwise prohibiting the consummation of the Offer or the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

          (c) by Parent, on the one hand, or the Company, on the other hand, if the Effective Time shall not have occurred within one hundred and twenty (120) days after the date hereof (the "Termination Date"), unless the Effective Time shall not have occurred because of a material breach of this Agreement on the part of the party seeking to terminate this Agreement;

          (d) by Parent, if the Offer is terminated or expires in accordance with its terms without Sub having purchased any Common Stock thereunder due to an occurrence which would result in a failure to satisfy any one or more of the conditions set forth on Annex A hereto, unless any such failure shall have been caused by or resulted from the failure of Parent or Sub to perform in any material respect any covenant or agreement of either of them contained in this Agreement or the material breach by Parent or Sub of any representation or warranty of either of them contained in this Agreement;

          (e)  by Parent, if a Triggering Event shall have occurred;

          (f) by the Company, if the Company shall have approved or recommended, or executed or entered into a definitive agreement with respect to, a Superior Proposal in compliance with Section 6.6(a)(B), including having made the payments to be made pursuant to Section 8.3(b); or

          (g) by the Company if Parent fails to commence the Offer as provided in Section 2.1, provided the Company is not in breach of its obligations under this Agreement.

          Section 8.2    Effect of Termination.  In the event of the termination
                         ---------------------
of this Agreement pursuant to Section 8.1 hereof by Parent, on the one hand, or the Company, on the other hand, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, unless such termination is made pursuant to Section 8.1(a) in which case no such notice shall be necessary, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of Parent, Sub or the Company, except (a) that Sections 4.17, 5.5, 8.3,
9.10 and 9.12 and this Section 8.2 shall survive any termination of this Agreement and (b) nothing in this Section 8.2 shall relieve any party to this Agreement of liability for breach of this Agreement.

          Section 8.3    Fees and Expenses.
                         -----------------

          (a) Except as provided in Section 8.3(b) and (c) and except for damages of one party to this Agreement resulting from a breach of the terms of this Agreement by another party hereto, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

          (b) If this Agreement is terminated by (i) Parent pursuant to Section 8.1(d) because of the occurrence of any of the events set forth in (A) clauses
(5)(e) or (f) of Annex A as a result of an intentional breach of any representation or warranty or covenant or agreement or (B) clause (5)(h) of Annex A, (ii) Parent pursuant to Section 8.1(e) or (iii) the Company pursuant to 8.1(f), then the Company shall, in the case of clause (i) or (ii), on the business day next succeeding the date of termination and, in the case of clause (iii) as provided in Section 6.6(a)(B)(6), (A) reimburse Parent in immediately available funds for the out-of-pocket expenses of Parent and Sub (including, without limitation, printing fees, filing fees and fees and expenses of its legal and financial advisors and all fees and expenses payable to any financing sources) related to the Offer, this Agreement, the transaction contemplated hereby and any related financing and (B) pay to Parent in immediately available funds an amount equal to $813,000. The total amount payable under this Section 8.3(b) shall not exceed $1,220,000.


                                  ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

          Section 9.1    Representations and Warranties.  The respective
                         ------------------------------
representations and warranties of the Company, on the one hand, and Parent and Sub, on the other hand, contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by or on behalf of Parent. Each and every such representation and warranty shall expire with, and be terminated and extinguished by, the Closing and thereafter none of the Company, Parent or Sub shall be under any liability whatsoever with respect to any such representation or warranty. This Section 9.1 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Effective Time.

          Section 9.2    Extension; Waiver.  At any time prior to the Effective
                         -----------------
Time, the parties hereto, by action taken by or on behalf of the respective Boards of Directors of Parent, Sub or the Company, may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

          Section 9.3    Notices.  All notices, requests, demands, waivers and
                         -------
other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or by certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows:

          (a)  if to the Company, to it at:

               PremiumWear, Inc
               5500 Feltl Road
               Minnetonka, Minnesota 55343
               Attention: Chairman
               Facsimile: (612) 979-1717

          with a copy (which shall not constitute notice) to:

               Lindquist & Vennum PLLP
               4200 IDS Center
               80 South Eighth Street
               Minneapolis, MN  55402
               Attention: Frank Bennett, Esq.
               Facsimile: (612) 371-3207

          (b)  if to either Parent or Sub, to it at:

               New England Business Service, Inc.
               500 Main Street
               Groton, Massachusetts 01471
               Attention: General Counsel
               Facsimile: (978) 449-3018

          with a copy (which shall not constitute notice) to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               One Beacon Street
               Boston, Massachusetts  02108-3194
               Attention: David Brewster, Esq.
               Facsimile: (617) 573-4822
or to such other Person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery or, if mailed, the third (3/rd/) business day after the mailing thereof except for a notice of a change of address, which shall be effective only upon receipt thereof.

          Section 9.4    Entire Agreement.  This Agreement, the annex, schedules
                         ----------------
and other documents referred to herein or delivered pursuant hereto, collectively contain the entire understanding of the parties hereto and thereto with respect to the subject matter contained herein and therein and supersede all prior agreements and understandings, oral and written, with respect thereto, other than the Confidentiality Agreement.

          Section 9.5    Binding Effect; Benefit; Assignment.
                         -----------------------------------

          (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          (b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that Sub may assign and transfer its right and obligations hereunder to any of its Affiliates.

          Section 9.6    Amendment and Modification.  Subject to applicable law,
                         --------------------------
this Agreement may be amended, modified and supplemented in writing by the parties hereto in any and all respects before the Effective Time (notwithstanding any stockholder approval), by action taken by the respective Boards of Directors of Parent, Sub and the Company or by the respective officers authorized by such Boards of Directors; provided, however, that after any such stockholder approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval.

          Section 9.7    Further Actions.  Each of the parties agrees, subject
                         ---------------
to its legal obligations, to use all reasonable best efforts to take or cause to be taken all actions and to do or cause to be done all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby and to enable the Parent to enjoy after the Closing the rights and benefits currently enjoyed by the Company in the operation of the business conducted by or in respect of the Company prior to the Closing.


          Section 9.8    Headings.  The descriptive headings of the several
                         --------
Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 9.9    Counterparts.  This Agreement may be executed in
                         ------------
several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

          Section 9.10   Applicable Law.  This Agreement and the legal relations
                         --------------
between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

          Section 9.11   Severability.  Any term or provision of this Agreement
                         ------------
that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          Section 9.12   Waiver of Jury Trial.  Each of the parties to this
                         --------------------
Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby.


                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, each of Parent, Sub and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first above written.

                              NEW ENGLAND BUSINESS SERVICE, INC.

                              By   /s/ Robert J. Murray
                                -----------------------------------------------
                                   Name:  Robert J. Murray
                                   Title: Chairman and Chief Executive Officer

                              PENGUIN SUB, INC.

                              By   /s/ Robert J. Murray
                                -----------------------------------------------
                                   Name:  Robert J. Murray
                                   Title: President

                              PREMIUMWEAR, INC.

                              By   /s/ Thomas D. Gleason
                                ----------------------------------------------
                                   Name:  Thomas D. Gleason
                                   Title: Chairman

                                                                         Annex A
                                                                         -------

          The capitalized terms used in this Annex A shall have the meanings set forth in the Agreement to which it is annexed, except that the term "Merger Agreement" shall be deemed to refer to the Agreement to which this Annex A is appended and "Purchaser" shall be deemed to refer to Sub.

          Notwithstanding any other provision of the Offer or the Merger Agreement, and in addition to Purchaser's rights to extend and amend the Offer at any time in its sole discretion (subject to the terms of the Merger Agreement), Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the Commission, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered shares promptly after termination or withdrawal of the Offer), pay for any shares of Common Stock tendered pursuant to the Offer and may terminate or amend the Offer and may postpone the acceptance of, and payment for, any shares of Common Stock, if (1) there shall not have been validly tendered and not properly withdrawn prior to the expiration of the Offer a number of shares of Common Stock which, together with the shares of Common Stock previously acquired by Parent or any direct or indirect Subsidiary of Parent (including Purchaser), represent at least a majority of all of the issued and outstanding shares of Common Stock, on a fully diluted basis, on the date of purchase (the "Minimum Condition"), (2) any applicable waiting period (and any extension thereof) under the HSR Act shall not have expired or been terminated, (3) any permit, consent or approval of any federal, state, local or foreign governmental or regulatory body, agency or authority or third party necessary to the consummation of the Offer or the Merger, shall not have been obtained, (4) any condition to Parent borrowing under the Parent Credit Agreement an amount equal to the aggregate of
(a) the Offer Price multiplied by the number of outstanding shares of Common Stock and (b) the aggregate Stock Option Consideration shall not have been satisfied, or (5) at any time on or after the date of the Merger Agreement and at or before the time of payment for any such shares of Common Stock (whether or not any shares of Common Stock have theretofore been accepted for payment or paid for pursuant to the Offer) any of the following shall occur:

          (a) there shall be threatened, instituted or pending any action or proceeding by any government or governmental authority or agency, domestic or foreign, or by any other Person, domestic or foreign, before any court of competent jurisdiction or governmental authority or agency, domestic or foreign, (i) challenging or seeking to, or which could reasonably be expected to, make illegal, impede, delay or otherwise directly or indirectly restrain, prohibit or make materially more costly the Offer or the Merger or seeking to obtain material damages, (ii) seeking to impose material limitations on the ability of the Purchaser, or render the Purchaser unable, to accept for payment, pay for or purchase some or all of the shares of Common Stock tendered pursuant to the Offer or the Merger, (iii) seeking to prohibit or materially limit the ownership or operation by Parent or Purchaser of all or any material portion of the business or assets of the Company and its Subsidiaries taken as a whole or to compel Parent or Purchaser to dispose of or hold separately all or any material portion of the business or assets of Parent and its Subsidiaries taken as a whole or the Company and its Subsidiaries taken as a whole, or seeking to impose any material limitation on the ability of Parent, Purchaser, the Company or any of the Company's Subsidiaries to conduct its business or own such assets, (iv) seeking to impose limitations on the ability of Parent or Purchaser effectively to exercise full rights of ownership of the shares of Common Stock, including, without limitation, the right to vote any shares of Common Stock acquired or owned by Purchaser or Parent on all matters properly presented to the Company's stockholders, (v) seeking to require divestiture by Parent or Purchaser of any shares of Common Stock, (vi) seeking any material diminution in the benefits expected to be derived by Parent or Purchaser as a result of the transactions contemplated by the Offer or the Merger, (vii) otherwise directly or indirectly relating to the Offer or the Merger and which has had, or could reasonably be expected to have, a Material Adverse Effect on the Company or Parent or the value of the Common Stock or (viii) otherwise having, or which could reasonably be expected to have, a Material Adverse Effect on the Company;

          (b) there shall be any action taken, or any statute, law, rule, regulation, legislation, interpretation, judgment, order or injunction proposed, enacted, enforced, promulgated, amended or issued and applicable to or deemed applicable to (i) Parent, Purchaser, the Company or any Subsidiary thereof or (ii) the Offer or the Merger, by any legislative body, court, government or governmental, administrative or regulatory authority or agency, domestic or foreign, other than the routine application of the waiting period provisions of the HSR Act to the Offer or to the Merger, which would, directly or indirectly, result in any of the consequences referred to in clauses (i) through (viii) of paragraph 5(a) above;

          (c) any event, change, effect, fact or circumstance shall have occurred, or Parent shall have become aware of any event, change, effect, fact, circumstance or occurrence that has had, or could reasonably be expected to have, a Material Adverse Effect on the Company;

          (d) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any U.S. securities exchange or in any U.S.

     over-the-counter market, (ii) any decline in any of the Dow Jones Industrial Average, the Standard & Poor's Index of 500 Industrial Companies, the New York Stock Exchange Composite Index or the Nasdaq Composite Index in excess of 30% measured from the close of business on the trading day next preceding the date of the Merger Agreement, (iii) any material adverse change in the general political, market, economic or financial conditions in the United States or abroad that has had, or could reasonably be expected to have, a Material Adverse Effect on the Company,
     (iv) any material change in United States or any other currency exchange rates or a suspension of, or limitation on, the markets therefor, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any other jurisdiction in which any bank or other financial institution in any manner involved with the financing of the Offer or the Merger is incorporated, (vi) any material limitation (whether or not mandatory) by any Federal, state or foreign governmental authority or agency on the extension of credit by banks or other lending institutions, (vii) a commencement or escalation of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or (viii) in the case of any of the foregoing existing at the time of the commencement of the Offer, any acceleration or worsening thereof;

          (e) any of the representations or warranties made by the Company in the Merger Agreement that are qualified as to materiality shall be untrue or incorrect in any respect or any such representations and warranties that are not so qualified shall be untrue or incorrect in any material respect, in each case as of the date of the Merger Agreement and the scheduled expiration date of the Offer, except for (i) changes specifically permitted by the Merger Agreement and (ii) those representations and warranties which address matters only as of a particular date, which representations and warranties shall remain true and correct as of such date;

          (f) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under the Merger Agreement;

          (g) the Company's Board of Directors or any committee thereof shall have (i) withdrawn, or shall have modified or amended in a manner adverse to Parent or Purchaser, the approval, adoption or recommendation, as the case may be, of the Offer, the Merger or the Merger Agreement, (ii) approved or recommended, or announced a neutral position with respect to, any Acquisition Proposal other than the Offer and the Merger or (iii) upon request by Parent, failed to reaffirm its approval and recommendation of the Offer, the Merger or the Merger Agreement within six business days of such request;


          (h) it shall have been publicly disclosed, or the Purchaser shall have otherwise learned, that beneficial ownership (determined for the purposes of this paragraph (h) as set forth in Rule 13d-3 under the Exchange Act) of 15% or more of the Common Stock has been acquired by any Person (including the Company or any of its Subsidiaries or Affiliates) or group (as defined in Section 13(d)(3) under the Exchange Act); or

          (i) the Merger Agreement shall have been terminated in accordance with its terms;

which, in the sole judgment of Purchaser, in any such case and regardless of the circumstances giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment or payment.

          The foregoing conditions to the Offer in this Annex A are for the sole benefit of Parent and the Purchaser and may be asserted by Parent or the Purchaser, or may be waived by Parent or the Purchaser, in whole or in part at any time and from time to time in their respective sole discretion. The failure by Parent or the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by Parent or the Purchaser with respect to whether or not the foregoing conditions to the Offer in this Annex A have been satisfied shall be final and binding upon all parties.